Exhibit 4(a)

EXECUTION VERSION

HAWAIIAN ELECTRIC INDUSTRIES, INC.

$125,000,000

4.41% Series 2011A Senior Notes, Tranche 1, due March 24, 2016

5.67% Series 2011A Senior Notes, Tranche 2, due March 24, 2021

MASTER NOTE PURCHASE AGREEMENT

DATED AS OF MARCH 24, 2011

SCHEDULES AND EXHIBITS TO MASTER NOTE PURCHASE AGREEMENT

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule C	—	Consolidated Funded Debt and Funded Debt

Schedule 5.3	—	Disclosure Documents

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness; Future Liens

Schedule 10.1	—	Existing Liens

Schedule 10.3	—	Restrictive Agreements

Exhibit 1(a)	—	Form of 4.41% Series 2011A Senior Note, Tranche 1, due March 24, 2016

Exhibit 1(b)	—	Form of 5.67% Series 2011A Senior Note, Tranche 2, due March 24, 2021

Exhibit 4.4(a)	—	Form of Opinion of Chet A. Richardson, Senior Vice President, General Counsel, Secretary, and Chief Administrative Officer of the Company

Exhibit 4.4(b)	—	Form of Opinion of Jenner & Block LLP, Special Counsel to the Company

Exhibit 4.4(c)	—	Form of Opinion of Schiff Hardin LLP, Special Counsel for the Purchasers

Exhibit S	—	Form of Supplement to Note Purchase Agreement

HAWAIIAN ELECTRIC INDUSTRIES, INC.
900 RICHARDS STREET
HONOLULU, HAWAII 96813

$125,000,000

4.41% Series 2011A Senior Notes, Tranche 1, due March 24, 2016

5.67% Series 2011A Senior Notes, Tranche 2, due March 24, 2021

March 24, 2011

To each of the Purchasers

listed in Schedule A hereto:

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (together with any successor thereto that becomes such in the manner prescribed in Section 10.2, the “Company”), agrees with each of the purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) whose names appear at the end of this Master Note Purchase Agreement (as amended, supplemented, or otherwise modified from time to time, this “Agreement”) as follows:

SECTION 1.   AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $125,000,000 aggregate principal amount of its Series 2011A Senior Notes in two tranches, of which $75,000,000 aggregate principal amount shall be its 4.41% Series 2011A Senior Notes, Tranche 1, due March 24, 2016 (the “Tranche 1 Notes”), and $50,000,000 aggregate principal amount shall be its 5.67% Series 2011A Senior Notes, Tranche 2, due March 24, 2021 (the “Tranche 2 Notes”, and together with the Tranche 1 Notes, collectively, the “Initial Notes”).  The Initial Notes, together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13).  The Tranche 1 Notes and the Tranche 2 Notes shall be substantially in the forms set out in Exhibits 1(a) and (b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and

references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.   SALE AND PURCHASE OF NOTES.

Section 2.1 Initial Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, in each case, at the Closing provided for in Section 3, the Initial Notes of the tranche and in the principal amounts specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2 Additional Series of Notes.

(a)        The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its senior unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S.  Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i)         each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical or numeric designation inscribed thereon;

(ii)        Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(iii)       each Series of Additional Notes shall initially be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such additional or different put and call rights and mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such additional or different representations and warranties and such additional or different covenants and defaults as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be deemed amended (1) to reflect such additional or different put and call rights, covenants and defaults as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16 without further action on the part of the holders of the Notes outstanding under this Agreement or any Supplement and (2) to reflect such additional or different representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16 without further action on the part of the holders of the Notes outstanding under this Agreement or any Supplement;

(iv)       subject to Section 17.1(a)(ii)(A), (1) all Initial Notes are collectively one class of securities and shall vote as a single class, and (2) each Series of Additional Notes issued under a Supplement is collectively one class of securities and shall vote as a single class;

(v)        each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto, with such variations, omissions and insertions as are necessary or permitted hereunder;

(vi)       the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(vii)      all Additional Notes shall constitute Senior Indebtedness of the Company and shall rank pari passu with all other outstanding Notes; and

(viii)      no Additional Notes shall be issued hereunder if, before or after giving effect to the issuance and application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

(b)        The right of the Company to issue, and the obligations of the Additional Purchasers to purchase, any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(i)         No Default Certificate.  A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of such Series of Additional Notes setting forth the information and computations (in sufficient detail) required to establish whether, after giving effect to the issuance of such Additional Notes and the application of the proceeds thereof, the Company is in compliance with the requirements of Sections 10.5 and 10.6 on such date and stating that such officer has reviewed the provisions of this Agreement (including the relevant Supplements hereto) and stating that, before and after giving effect to the issuance of such Additional Notes and the application of the proceeds thereof, no Default or Event of Default shall have occurred and is continuing;

(ii)        Execution and Delivery of Supplement.  The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto; and

(iii)       Additional Purchaser Representations.  Each Additional Purchaser shall have confirmed in the applicable Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of such Additional Notes.

SECTION 3.   CLOSING.

The sale and purchase of $125,000,000 aggregate principal amount of the Initial Notes to be purchased by the Purchasers shall occur at the offices of Schiff Hardin LLP at 900 Third Avenue, 23rd Floor, New York, New York 10022, on March 24, 2011, or on such other Business Day thereafter as agreed upon by the Company and the Purchasers (the “Closing”).

At the Closing, the Company will deliver to each Purchaser the Initial Notes of each tranche to be purchased by such Purchaser in the form of a single Initial Note of such tranche (or such greater number of Initial Notes of such tranche in denominations of at least $100,000 as such Purchaser may request on at least 2 Business Days’ prior notice) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions described in Section 4.10.  If at the Closing the Company shall fail to tender such Initial Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement with respect to the Initial Notes to be acquired by such Purchaser at the Closing, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.   CONDITIONS PRECEDENT TO THE PURCHASERS’ OBLIGATIONS.

Each Purchaser’s obligation to purchase and pay for the Initial Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1 Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing (except to the extent that any of the representations and warranties expressly refer to an earlier date, in which case, such representations and warranties shall be correct as of such earlier date).

Section 4.2 Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Initial Notes to be issued at the Closing (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Offering Memorandum that would have been prohibited by Section 10.1, 10.2, 10.3, or 10.8 had such Sections applied since such date.

Section 4.3 Compliance Certificates.

(a)        Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, and 4.9 have been fulfilled.

(b)        Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Initial Notes and this Agreement.

Section 4.4 Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Chet A. Richardson, Senior Vice President, General Counsel, Secretary and Chief Administrative Officer of the Company, substantially in the form set forth in Exhibit 4.4(a), and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request, (b) from Jenner & Block LLP, special counsel to the Company, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (c) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially to the effect set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser may reasonably request.

Section 4.5 Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Initial Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement.   If requested by a Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6 Sale of Other Initial Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Initial Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7 Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of special counsel to the Purchasers referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8 Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each tranche of the Initial Notes.

Section 4.9 Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10 Funding Instructions.  At least 3 Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Initial Notes is to be deposited and (iv) the name and telephone number of the account representative or other Person responsible for verifying receipt of such funds.

Section 4.11 Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser, as of the date of this Agreement and as of the date of the Closing (except to the extent that any of the following statements expressly refer to an earlier date, in which case, the Company represents and warrants to each Purchaser as of such earlier date), that:

Section 5.1 Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Initial Notes and to perform its obligations hereunder and thereunder.

Section 5.2 Authorization, Etc.  This Agreement and the Initial Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof against payment of the purchase price therefor, each such Initial Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure.  The Company, through its agents, ML and USB, has delivered to each Purchaser a copy of a Private Placement Memorandum dated February 2011 relating to the transactions contemplated hereby (the “Offering Memorandum”).  The Offering Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Offering Memorandum (excluding information and market and industry data specifically identified as being from a third party source), the documents, certificates, or other writings delivered to the Purchasers prior to February 25, 2011 by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, the Current SEC Reports and the financial statements of the Company listed in Schedule 5.5 (this Agreement, the Offering Memorandum, such documents, certificates, or other writings, the Current SEC Reports and such financial statements, collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to market or industry data, projected financial information and other forward-looking information, the Company represents and warrants only that such information was prepared in good faith based upon information and assumptions believed to be reasonable at the time.  Except as disclosed in the Disclosure Documents, since December 31, 2010, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists, as of the date of this Agreement, of (i) the Company’s Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, and whether or not such Subsidiary constitutes a Significant Subsidiary as of the date of this Agreement, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)        As of the date of this Agreement, all of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown on Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are, where legally applicable, fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 or permitted by Section 10.1).

(c)        Each Significant Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable: (i) is in good standing under the laws of its jurisdiction of organization and (ii) is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Significant Subsidiary has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)        No Significant Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by banking and/or utility regulations, corporate law or similar statutes) restricting the ability of such Significant Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Significant Subsidiary.

Section 5.5 Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  The Company’s consolidated financial statements (including, in each case, the related schedules and, where applicable, notes) listed on Schedule 5.5 fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and to normal year-end audit adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on the most recent financial statements listed on Schedule 5.5.

Section 5.6 Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Initial Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Significant Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Significant Subsidiary is bound or by which the Company or any Significant Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Significant Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Significant Subsidiary.

Section 5.7 Governmental Authorizations, Etc.  Subject to the accuracy of the Purchasers’ representations and warranties in Section 6, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Initial Notes, other than the filing of Form 8-K with the SEC.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary or affecting any property of the Company or any Significant Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)        Neither the Company nor any Significant Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws, ERISA, or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes.  The Company and its Significant Subsidiaries have filed all income and other material tax returns and reports that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate actions or proceedings and with respect to which the Company or a Significant Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Significant Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Significant Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years ended on or prior to December 31, 2004, except to the extent of net operating losses and credits generated and carried forward for these years.

Section 5.10 Title to Property; Leases.  The Company and its Significant Subsidiaries have good and sufficient title or valid leasehold interests to their respective properties that individually or in the aggregate are Material, including all such Material properties reflected in the most recent audited balance sheet referred to in Schedule 5.5 or purported to have been acquired by the Company or any Significant Subsidiary after the date of such balance sheet (except as sold or otherwise Disposed of in the ordinary course of business), in each case, free and clear of Liens, except for Permitted Liens.  All such leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or rights thereto, without known conflict with the rights of others, except where the failure to own or possess the same could not reasonably be expected to result in a Material Adverse Effect.

(b)        To the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name, or other right owned by any other Person.

(c)        To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Significant Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name, or other right owned or used by the Company or any of its Significant Subsidiaries, except for such violations that could not reasonably be expected to result in a Material Adverse Effect.

Section 5.12 Compliance with ERISA.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan and Benefit Plan in compliance with ERISA and all other applicable laws, regulations and guidance except for such instances of noncompliance as have not resulted in and could not reasonably be expected to be Material either individually or in the aggregate.

(b)        No ERISA Event has occurred that when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to be Material.

(c)        The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries did not exceed the aggregate current value of the assets that fund such obligation, as reported on the Company’s most recent audited financial statements, by more than 30%.

(d)        The adjusted funding target attainment percentage under each of the Plans as of the end of such Plan’s most recently ended plan year, as determined by the Plans’ enrolled actuary pursuant to section 436 of the Code and applicable regulations, is not less than 70% and the accumulated benefit obligations of the Plans determined on the basis of the actuarial assumptions utilized for purposes of the Company’s most recent audited financial statements did not exceed the aggregate current value of the assets of such Plans by more than 30%.

(e)        Neither the Company, nor any of its Subsidiaries or any of their respective ERISA Affiliates, have at any time participated in, contributed to, or had any liability or obligation with respect to, a Multiemployer Plan.

(f)         The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of ERISA section 406 or in connection with which a tax could be imposed pursuant to Code section 4975(c)(1)(A)-(D).  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13 Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Initial Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than fifty other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Initial

Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Initial Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Initial Notes to repay existing Indebtedness and for general corporate and working capital purposes of the Company and its Subsidiaries.  No part of the proceeds from the sale of the Initial Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in Regulation U of the Board of the Governors of the Federal Reserve System.

Section 5.15 Existing Indebtedness; Future Liens.  (a)  Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Significant Subsidiaries as of December 31, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Significant Subsidiaries.  Neither the Company nor any Significant Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Significant Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Significant Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)        Except as disclosed in Schedule 5.15, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien, other than a Permitted Lien.

(c)        Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16 Foreign Assets Control Regulations, Etc.  (a)  Neither the sale of the Initial Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)        Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act.

(c)        No part of the proceeds from the sale of the Initial Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17 Status Under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18 Environmental Matters.  (a) Neither the Company nor any Significant Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Significant Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)        Neither the Company nor any Significant Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)        Neither the Company nor any Significant Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)        All buildings on all real properties now owned, leased or operated by the Company or any Significant Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Ranking of Obligations.  The Company’s payment obligations under this Agreement and the Initial Notes will, upon issuance of the Initial Notes, rank pari passu in right of payment, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

SECTION 6.   REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser severally represents to the Company, as of the date of this Agreement and as of the date of the Closing, that:

Section 6.1 Purchase for Investment; No Registration.  Such Purchaser is purchasing the Initial Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not as a nominee or agent for any other Person and not with a view to the distribution or public offering thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Such Purchaser understands that the Initial Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Initial Notes.

Section 6.2 Accredited Investor  Such Purchaser is an “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).  Such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the Company and the terms and conditions of the sale of the Initial Notes.

Section 6.3 Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Initial Notes to be purchased by it hereunder:

(a)        the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general  account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)        the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)        the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)        the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)         the Source is a governmental plan; or

(g)        the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.   INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)        Quarterly Statements - promptly after the same are available and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of

(i)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)        consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, in the case of the first fiscal quarter, for such quarter, and in the case of the second and third quarters for both the quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes; provided, however, that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.l(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available for free on the SEC’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”), and shall have given each Purchaser prior notice of such availability on EDGAR.

(b)        Annual Statements — promptly after the same are available and in any event within 120 days after the end of each fiscal year of the Company, copies of

(i)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)        consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of an independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accounting firm in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K (“Form 10-K”) for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made such Form 10-K available for free on EDGAR, and shall have given each Purchaser prior notice of such availability on EDGAR; and

(c)        SEC and Other Reports —  promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Significant Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), each prospectus and all amendments thereto filed by the Company or any Significant Subsidiary with the SEC, and all press releases and other statements made available generally by the Company or any Significant Subsidiary to the public concerning developments that are Material; provided, however, the Company shall be deemed to have made delivery of any document required by this Section 7.1(c) if it shall have timely made such document available for free on EDGAR and shall have given each Purchaser prior notice of such availability on EDGAR;

(d)        Notice of Default or Event of Default — promptly and in any event within 5 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)        Employee Benefit Matters — promptly and in any event within 5 Business Days after a Responsible Officer becoming aware of the occurrence of any of the following which, individually or in the aggregate, could reasonably be expected to be Material, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:  (i) the occurrence or expected occurrence of any ERISA Event; (ii) the occurrence of any non-exempt prohibited transaction within the meaning of ERISA section 406 or Code section 4975; (iii) the filing of any funding waiver request with the Internal Revenue Service of the United States of America with respect to any Plan or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Code section 430; (iv) the occurrence of any increase in the benefits provided under any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Company, or any of its Subsidiaries or ERISA Affiliates was not previously contributing; or (v) the occurrence of any other event with respect to any Plan which could result in the incurrence by the Company, or any of its Subsidiaries or ERISA Affiliates of any liability, fine or penalty;

(f)         Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)        Supplements — promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

(h)        Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2 Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes that is an Institutional Investor pursuant to Section 7.1 (a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of the electronic delivery of any such financial statements as permitted by Section 7.1, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)        Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.5 and 10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage as applicable then in existence); and

(b)        Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of such certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default (other than a Default or Event of Default for which notice has been given to the holders of Notes during such period pursuant to Section 7.1(d) and which has been subsequently cured or waived) or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3 Visitation.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)        No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers and, in the presence of the Company, independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with each holder of Notes in the presence of the Company), and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours; provided that each holder of Notes shall be entitled to not more than two visitations during any fiscal year; and

(b)        Default —if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with the Company’s officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with each holder of Notes), all at such times and as often as may be reasonably requested.

SECTION 8.   PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Required Prepayments.  (a) The Initial Notes shall not be subject to any required prepayments and the entire unpaid principal amount of each Initial Note shall be due and payable on the stated maturity date thereof.

(b)        Each Series and tranche, if applicable, of Additional Notes shall be subject to required prepayments as specified in the Supplement pursuant to which such Series and tranche, if applicable, of Additional Notes were issued.

Section 8.2 Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in an amount not less than $5,000,000 (and in an integral multiple of $500,000 (or, if less, the aggregate unpaid principal amount of such Notes)) of the aggregate principal amount of such Series of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount of each Note then outstanding of the applicable Series to be prepaid.  Notwithstanding the foregoing, the Company may not prepay any Series of Notes pursuant to this Section 8.2 if a Default or Event of Default shall exist or would result from such optional prepayment unless all Notes at the time outstanding are prepaid on a pro rata basis.  The Company will give each holder of the Series of Notes to be prepaid (with a copy to each other holder of Notes) written notice of each optional prepayment under this Section 8.2 not less than 20 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4 Maturity; Surrender, Etc.  In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes.  The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes of any Series made by the Company or an Affiliate pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions (except that if such Series has more than one separate tranche, such written offer shall be allocated among all of the separate tranches of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof but such written offer may otherwise differ among such separate tranches and such written offer shall be made pro rata to the holders of the same tranches of such Series upon the same terms and conditions).  Any such offer shall provide each holder of the Notes of the Series being offered for purchase with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 10 Business Days.  If the holders of more than 25% of the outstanding principal amount of the Notes of the Series being offered for purchase accept such offer, the Company shall promptly notify the remaining holders of such Series of such fact and the expiration date for the acceptance by such holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.  Notwithstanding the foregoing, neither the Company nor any Affiliate may offer to purchase any Series of Notes if a Default or Event of Default shall exist or would result therefrom unless such Person shall offer to purchase all outstanding Notes on a pro rata basis upon the same terms and conditions.

Section 8.6 Make-Whole Amount.  The term “Make-Whole Amount” means, with respect to any Initial Note, an amount equal to the excess, if any, of the Discounted Value of the

Remaining Scheduled Payments with respect to the Called Principal of such Initial Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Initial Note, the principal of such Initial Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as applicable.

“Discounted Value” means, with respect to the Called Principal of any Initial Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Initial Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Initial Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Initial Note.

“Remaining Average Life” means, with respect to any Called Principal of any Initial Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (A) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (B) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments”  means, with respect to the Called Principal of any Initial Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Initial Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1, as applicable.

“Settlement Date” means, with respect to the Called Principal of any Initial Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as applicable.

Section 8.7 Prepayment Upon Change in Control.  (a)  Notice of Change in Control; Offer to Prepay if Change in Control has Occurred.  The Company will, within 5 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes.  If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in clause (b) of this Section 8.7 and shall be accompanied by the certificate described in clause (e) of this Section 8.7.

(b)        Offer to Prepay; Time for Payment.  The offer to prepay Notes contemplated by clause (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by each holder (in the case of this Section 8.7 only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  The Proposed Prepayment Date shall not be less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

(c)        Acceptance; Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 10 calendar days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 within such time period, shall be deemed to constitute a rejection of such offer by such holder.  For the avoidance of doubt, a holder of Notes may accept a prepayment offer contemplated by this Section 8.7 with respect to any Series (or tranche) of Notes held by such holder and reject such prepayment offer with respect to any other Note held by such holder.

(d)        Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment, but without payment of the Make-Whole Amount or any premium.  The prepayment shall be made on the Proposed Prepayment Date.

(e)        Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7and that the failure by a holder to respond to such offer by the deadline established in Section 8.7(b) shall result in such offer to such holder being deemed rejected; (iii) that the entire principal amount of each Note is offered to be prepaid without any Make-Whole Amount; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of such notice have been fulfilled and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Section 8.8 Offer to Prepay Upon Sale of Assets.  (a)  Notice and Offer.  In the event of a Disposition of any assets of the Company or any Significant Subsidiary where the Company is required to or has elected to apply the Net Cash Proceeds of such Disposition pursuant to clause (B) of the second paragraph of Section 10.2(d), the Company shall, no later than the 350th day following the date of such Disposition, give written notice of such event (a “Sale of Assets Prepayment Event”) to each holder of Notes.  Such notice shall contain, and shall constitute, an irrevocable offer to prepay, at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but, in any case, without any Make-Whole Amount, a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Sale of Assets Prepayment Date”), which date shall not be less than 30 days and not more than 60 days after the date of such notice.  Such notice shall also state (1) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(b) shall result in such offer to such holder being deemed rejected; (2) the Ratable Portion of each such Note offered to be prepaid; (3) the prepayment price of each Note as described in Section 8.8(b); (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to, but not including, the Sale of Assets Prepayment Date and (5) in reasonable detail, a description of the nature and the date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.

(b)        Acceptance and Payment.  A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Sale of Assets Prepayment Date.  A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.  If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date.  Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but, in any case, without any Make-Whole Amount.

SECTION 9.   AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Compliance with Law.  Without limiting Section 10.8, the Company will, and will cause each of its Significant Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance.  The Company will, and will cause each of its Significant Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3 Maintenance of Properties.  The Company will, and will cause each of its Significant Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear and damage from casualties provided that any such damage is repaired or restored within a commercially reasonable time frame), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Significant Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Taxes and Claims.  The Company will, and will cause each of its Significant Subsidiaries to, file all income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Significant Subsidiary other than a Permitted Lien, provided that neither the Company nor any Significant Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity of which is being contested by the Company or such Significant Subsidiary on a timely basis in good faith by appropriate actions or proceedings, and with respect to which the Company or a Significant Subsidiary, as the case may be, has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Significant Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Significant Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Significant Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6 Books and Records.  The Company will, and will cause each of its Significant Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Significant Subsidiary, as the case may be.

Section 9.7 Notes Rank Pari Passu.  The Company’s obligations under the Initial Notes and all Series of Additional Notes will, upon issuance thereof, rank pari passu in right of payment, without preference or priority, with all other Notes.  The Notes and all other obligations of the Company under this Agreement or any Supplement are and at all times shall remain direct and unsecured obligations of the Company ranking senior to, or pari passu with, other unsecured Indebtedness of the Company.

Section 9.8 Most Favored Lender Status.  (a)  Subject to the Section 9.8(b), if at any time the Company is party to or shall enter into any Major Credit Facility or any other agreement, instrument or other document (or any amendment to any Major Credit Facility or such agreement, instrument or other document) providing for or otherwise evidencing or governing extensions of credit available to the Company in an aggregate amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) (any of the foregoing, a “Reference Agreement”), which Reference Agreement includes any financial covenant (however expressed including, without limitation, as a ratio, as a fixed threshold, as an event of default, or as mandatory prepayment provision), in any event that is not otherwise included in this Agreement or that would be more beneficial to the holders of Notes than the relevant similar covenant or like provisions contained in this Agreement (any such financial covenant, an “Additional Covenant”), then the Company shall, within 30 days after entering into such Reference Agreement, provide notice thereof to the holders of Notes, which notice shall refer specifically to this Section 9.8 and describe in reasonable detail any such Additional Covenant.  Unless waived in writing by the Required Holders within two Business Days of the holders’ receipt of such notice, each such Additional Covenant set forth in such notice shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein effective as of the date when such Additional Covenant became effective under the applicable Reference Agreement.

(b)        Provided that no Default or Event of Default shall have occurred and be continuing, any Additional Covenant which has been incorporated by reference into this Agreement shall be deemed automatically (1) amended, waived or otherwise modified in this Agreement at such time as each holder of Notes shall have received notice in writing from the Company certifying that such Additional Covenant shall have been so amended, waived or otherwise modified under the applicable Reference Agreement and (2) deleted from this Agreement at such time as each holder of Notes shall have received notice in writing from the Company certifying that such Additional Covenant shall have been deleted from the applicable Reference Agreement or that the applicable Reference Agreement shall have been terminated and that no amounts are outstanding thereunder.  If a Default or an Event of Default has occurred and is continuing, any such amendment, waiver, modification or deletion referred to in the immediately preceding sentence shall be made at the option of the Required Holders.  If the Company shall pay any fee, additional interest or other consideration to any lender under an applicable Reference Agreement as an inducement to receiving any amendment, modification or deletion that is the subject of any notice set forth in the foregoing clause (1) or (2), then the Company shall pay such fee, additional interest or other consideration to the holders of Notes (if such fee, additional interest or other consideration is measured as a percentage, dollar amount or other metric, as such percentage, dollar amount or metric is applied to the Notes) prior to any such amendment, modification or deletion of any Additional Covenant becoming effective under this Agreement.

(c)        For the avoidance of doubt, no financial covenant contained in this Agreement as of the date of this Agreement (or as amended pursuant to Section 17) shall be deemed deleted from this Agreement or made less restrictive than the level set forth herein with respect to such covenant (however expressed) as of the date of this Agreement (or as amended pursuant to Section 17) unless amended or otherwise modified in accordance with Section 17.  Upon the request by the Company or any holder of a Note, the Company and the holders of Notes shall enter into an additional agreement or an amendment to this Agreement (as agreed between the Company and the Required Holders working in good faith) evidencing any of the foregoing.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Liens.  The Company will not incur, create, assume or permit to exist any Lien on the capital stock or similar Equity Interests of or other ownership interests in any Significant Subsidiary owned by the Company or any Lien on any of its other assets, now or hereafter owned, without effectively providing concurrently therewith to equally and ratably secure the obligations of the Company under this Agreement pursuant to documentation in form and substance reasonably satisfactory to the Required Holders of each Series of Notes, except the following Liens (the “Permitted Liens”):

(a)        deposits under workmen’s compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds, in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)        Liens (other than any Lien imposed by ERISA) imposed by law, such as carriers’, warehousemen’s or mechanics’ liens, incurred in good faith in the ordinary course of business and securing obligations that are not yet due or the payment of which is not at the time required by Section 9.4, and Liens arising out of judgments or awards not exceeding $50,000,000 in the aggregate with respect to which appeals are being prosecuted, execution pending such appeals having been effectively stayed;

(c)        the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase or recapture or designate a purchaser of any property;

(d)        any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

(e)        any Lien existing on any property or asset at the time such property or asset is acquired by the Company (including acquisition by merger or consolidation), but only if and so long as (i) such Lien was not created in contemplation of such property or asset being acquired, (ii) such Lien is and will remain confined to the property or asset subject to it at the time such property or asset is acquired and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (iii) such Lien secures only the obligation secured thereby at the time such property or asset is acquired;

(f)         any Lien in existence on the date of this Agreement to the extent set forth on Schedule 10.1, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the date of this Agreement to the extent set forth on such Schedule;

(g)        any Lien securing Purchase Money Indebtedness, or to secure payment of all or any part of the cost of construction of improvements as they are incurred or within 270 days thereafter, but only if, in the case of each such Lien, (i) such Lien shall at all times be confined solely to the property or asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (ii) such Lien attached to such property or asset within 270 days of the acquisition or improvement of such property or asset;

(h)        easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not interfere in any material respect with the conduct of the business of the Company or any Significant Subsidiary conducted at the property subject thereto;

(i)         licenses, leases and subleases of property owned or leased by the Company or any Significant Subsidiary not interfering with the ordinary conduct of the business of the Company and the Significant Subsidiaries;

(j)         Liens securing obligations, neither assumed by the Company or any Significant Subsidiary nor on account of which the Company or any Significant Subsidiary customarily pays interest, upon real estate or under which the Company or any Significant Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Company or any Significant Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment;

(k)        Liens arising by virtue of any statutory or common law or contractual provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution in the ordinary course of business;

(l)         any Lien constituting a renewal, extension or replacement of a Lien permitted under clause (e), (f) or (g) of this Section 10.1, but only if (i) at the time such Lien is granted and immediately after giving effect thereto, no Default or Event of Default would exist and be continuing, (ii) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof, (iii) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced, together with reasonable out-of-pocket expenses and accrued interest with respect to the obligations so renewed, extended or replaced, and (iv) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that, in the reasonable opinion of the Company, is commercially reasonable at the time of such increase; and

(m)       Liens securing Indebtedness or other obligations of the Company or any Significant Subsidiary; provided, that at the time any such Indebtedness or other monetary obligation is incurred (and after giving effect to the concurrent repayment of any Indebtedness or other monetary obligations with the proceeds thereof), the aggregate principal amount of all Indebtedness and other monetary obligations then secured pursuant to this clause (m) does not exceed 15% of Consolidated Net Worth; and provided further that, notwithstanding the foregoing, the Company will not grant any Liens securing Indebtedness outstanding under any Major Credit Facility pursuant to this Section 10.1(m) unless and until all obligations of the Company under this Agreement, each Supplement and the Notes shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders of each Series of Notes.

Section 10.2 Sale of Assets; Consolidation; Merger; Sale and Leaseback.  (a) The Company will not (i) sell, lease, transfer or otherwise Dispose of all or substantially all of its properties and assets to any Person, or (ii) sell, assign, transfer, or otherwise dispose of the common stock of or other ownership interests ordinarily entitled to vote in the election of directors of HECO, HELCO, or MECO, other than directors’ qualifying shares.

(b)        The Company will not consolidate with or merge into any other corporation (other than a merger of a Subsidiary into, or a consolidation of a Subsidiary with, the Company) or acquire all or substantially all the properties and assets of any Person unless:

(i)         in the case of a merger or consolidation with the Company, the Company is the surviving corporation;

(ii)        after giving effect to any merger or consolidation or acquisition, the Company is in pro forma compliance with Sections 10.5 and 10.6;

(iii)       after giving effect to any merger or consolidation or acquisition, no Default or Event of Default shall occur and be continuing; and

(iv)       the holders of Notes shall have received prior to the consummation of any such merger, consolidation or acquisition, a certificate executed by a Senior Financial Officer as to each of the matters described in clauses (i) through (iii) above.

(c)        The Company will not enter into any arrangement, directly or indirectly, with any Person whereby the Company shall sell or transfer and lease back any portion of its property, real, personal or mixed, and used and useful in its business, whether now owned or hereafter acquired, which constitutes a material portion of the total property of the Company.

(d)        Except as permitted by the other provisions of clause (b) of this Section 10.2, the Company will not, and will not permit any Significant Subsidiary to, Dispose of any property, including Equity Interests of Subsidiaries owned by it, in one or more transactions, to any Person, other than (i) Dispositions in the ordinary course of business, (ii) Dispositions by the Company or a Significant Subsidiary to the Company or to a Significant Subsidiary, (iii) any such Dispositions within 365 days of the acquisition or construction by the Company or a Significant Subsidiary of the assets so Disposed of, if the Company or a Significant Subsidiary shall concurrently with such Disposition lease such assets as lessee, or (iv) other Dispositions not otherwise permitted by this Section 10.2(d), provided that (1) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (2) the aggregate net book value of all property so disposed of during any period of 12 consecutive months pursuant to this Section 10.2(d)(iv) would not exceed 15% of the consolidated assets of the Company and its Subsidiaries as determined in accordance with GAAP as of the end of the immediately preceding fiscal quarter.

Notwithstanding the foregoing, the Company may, or may permit any Significant Subsidiary to, make a Disposition of assets and such assets shall not be subject to or included in the foregoing limitation and computation contained in clause (iv) of the preceding paragraph to the extent, and from the date, that the Net Cash Proceeds (if any) from such Disposition are, within 365 days of such Disposition, either (A) reinvested in (or used, directly or indirectly, to purchase or otherwise acquire) productive assets by the Company or a Significant Subsidiary to be used in the business of the Company or such Significant Subsidiary or (B) applied, or offered to be applied, to the payment or prepayment of any outstanding Indebtedness of the Company or its Significant Subsidiaries other than, in the case of the Company, outstanding Subordinated Debt (in connection with any offer to prepay, whether or not such offer is accepted by the applicable holder of such Indebtedness), provided that in the course of making such application or offer, the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount which equals the Ratable Portion for such Note.

Section 10.3 Limitation on Restrictive Agreements.  The Company will not, and will not permit any Significant Subsidiary to, enter into, incur, permit to exist, directly or indirectly any agreement or arrangement that prohibits, restricts or imposes any condition upon the ability of any Significant Subsidiary to (a) make any Restricted Payments or to repay any Indebtedness owed to the Company, (b) make loans or advances to the Company or (c) transfer any of its property or assets to the Company, provided that the foregoing shall not apply to restrictions and conditions (i) imposed by law or regulation or by any regulatory agency, body or authority including under agreements with regulatory agencies, bodies or authorities, (ii) contained in or otherwise expressly permitted by this Agreement, (iii) existing on the date of this Agreement and identified on Schedule 10.3, and amendments and modifications thereto, so long as such amendments and modifications do not materially expand the scope of any such restriction or condition, or (iv) that are entered into, incurred or permitted to exist following the date hereof that are not materially more expansive in scope than the restrictions and conditions referred to in this Section 10.3.

Section 10.4 Transactions with Affiliates.  Except as specifically permitted by this Agreement to be entered into with an Affiliate, the Company will not, and will not permit any Significant Subsidiary to, sell, transfer, lease or otherwise Dispose of (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not materially less favorable to the Company or such Significant Subsidiary than could be obtained on an arm’s length basis from unrelated third parties and (b) transactions between the Company and its Subsidiaries or between Subsidiaries of the Company.

Section 10.5 Capitalization Ratio.  The Company will not permit its Capitalization Ratio to exceed 0.50 to 1.00 as of the end of any fiscal quarter or fiscal year end.

Section 10.6 Consolidated Net Worth.  The Company will not permit its Consolidated Net Worth to be less than $975,000,000 as of the end of any fiscal quarter or fiscal year end.

Section 10.7 Lines of Business.  The Company will not, and will not permit any Significant Subsidiary to, engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Company and its Subsidiaries would be substantially changed from the general nature of the business of the Company and its Subsidiaries on the date of this Agreement as described in the Offering Memorandum.

Section 10.8 Terrorism Sanctions Regulations.  The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)        the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)        the Company defaults in the payment of any interest on any Note for five Business Days or more after the same becomes due and payable; or

(c)        the Company defaults in the performance of or compliance with any term  contained in Section 7.1(d), Section 10.1, Section 10.2, Section 10.3, Section 10.5, Section 10.6, Section 10.7, or Section 10.8 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c); or

(d)        the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)        any representation or warranty made by or on behalf of the Company in this Agreement or in any Supplement or in any writing furnished by or on behalf of the Company in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)         (i) the Company shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000, when and as the same shall become due and payable after any applicable grace period, (ii) the Company shall fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing, governing or relating to any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 after any applicable grace period if the effect of any failure referred to in this clause (ii) is to cause such Indebtedness to become (or one or more Persons are entitled to declare such Indebtedness to be) due prior to its stated maturity, or (iii) as a consequence of the occurrence or continuation of any event or condition, (x) the Company has become obligated to purchase or repay any such Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company so to purchase or repay such Indebtedness; provided that no Event of Default shall occur under clause (iii) of this paragraph (f) as a result of (1) any term, covenant, condition or agreement that triggers a change in control, including, in the case of the Notes, an offer to prepay the Notes pursuant to Section 8.7, (2) any notice of voluntary prepayment delivered by the Company with respect to any Indebtedness, so long as no default or event of default exists with respect to such Indebtedness, (3) any voluntary sale of assets by the Company as a result of which any

Indebtedness secured by such assets is required to be prepaid, or (4) the right of the holder of any such Indebtedness to convert such Indebtedness into Equity Interests; or

(g)        (i) any Significant Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000, when and as the same shall become due and payable after any applicable grace period, (ii) any Significant Subsidiary shall fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing, governing or relating to any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 after any applicable grace period if the effect of any failure referred to in this clause (ii) is to cause such Indebtedness to become due prior to its stated maturity, or (iii) as a consequence of the occurrence or continuation of any event or condition, (x) any Significant Subsidiary has become obligated to purchase or repay any such Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have exercised the right to require any Significant Subsidiary so to purchase or repay such Indebtedness; provided that no Event of Default shall occur under clause (iii) of this paragraph (g) as a result of (1) any term, covenant, condition or agreement that triggers a change in control, including, in the case of the Notes, an offer to prepay the Notes pursuant to Section 8.7, (2) any notice of voluntary prepayment delivered by a Significant Subsidiary with respect to any Indebtedness, so long as no default or event of default exists with respect to such Indebtedness, (3) any voluntary sale of assets by a Significant Subsidiary as a result of which any Indebtedness secured by such assets is required to be prepaid, or (4) the right of the holder of any such Indebtedness to convert such Indebtedness into Equity Interests; or

(h)        the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(i)         the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subclause (i) of this clause (i), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(j)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant  Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant  Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(k)        one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (excluding any amount that is covered by insurance where the relevant insurance company has been notified of the claim or judgment and has not expressly denied coverage in writing) shall be rendered against the Company or any Significant Subsidiary or any combination thereof and which judgment or judgments are not within 60 days after the entry thereof, bonded, discharged pending appeal or are not discharged within 60 days after the expiration of such stay; or

(l)         if one or more ERISA Events shall have occurred, that individually or in the aggregate has resulted in liability of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect; or there shall exist an amount of unfunded benefit liabilities (as defined in ERISA section 4001(a)(18)), individually or in the aggregate for all Plans (excluding for purposes of such computation any Plans with respect to which assets exceed benefit liabilities), which could reasonably be expected to have a Material Adverse Effect; or

(m)       American Savings Bank, F.S.B. shall fail to (i) be deemed “well capitalized” as defined by the Office of Thrift Supervision and Federal Deposit Insurance Corporation, or any successor, (ii) have at all times a leverage ratio of not less than 5%, (iii) have at all times a Tier-1 risked based capital ratio of not less than 6% or (iv) have at all times a total risk-based capital ratio of not less than 10%.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.  (a)  If an Event of Default with respect to the Company described in Section 11(i) or (j) has occurred and is continuing, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

(b)        If any other Event of Default has occurred and is continuing, the Required Holders of any Series of Notes may at any time at their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

(c)        If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the applicable Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein or in any Supplement specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Supplement, or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission.  At any time after any Notes of a Series have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders of the applicable Series of Notes, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and the applicable Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and such Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto, to any Supplement, or to the terms of the Notes of such Series.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, by any Supplement, or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.  Without intending to derogate from the foregoing provisions of this Section 13.1, but subject to the provisions of clause (b) of Section 8.7, if a Purchaser shall have designated a nominee to hold its Initial Notes or if an Additional Purchaser shall have designated a nominee to hold its Additional Notes, the Company shall register the name and address of such nominee (and not such Purchaser or Additional Purchaser, as the case may be) in such register.

Section 13.2 Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iv)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within 10 Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series and tranche originally issued hereunder or pursuant to any Supplement.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of any Series or tranche, if applicable, one Note of such Series or tranche, if applicable, may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

Section 13.3 Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iv)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)        in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)        in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches) as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1 Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of Bank of America, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment.  So long as any Purchaser or Additional Purchaser or such Person’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to the applicable Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other Disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser or an Additional Purchaser under this Agreement (including any Supplement) and that has made the same agreement relating to such Note as the Purchasers and Additional Purchasers, as applicable, have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1 Transaction Expenses.  Whether or not the transactions contemplated hereby or by any Supplement are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders of any Series of Notes, local or other counsel) incurred by the Purchasers, the Additional

Purchasers and each other holder of a Note in connection with the transactions contemplated by this Agreement or any Supplement and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:

(a)        the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note;

(b)        the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by any Supplement, and by the Notes; and

(c)        the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000.

The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser, an Additional Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2 Survival.  The obligations of the Company under Section 15.1 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser, Additional Purchaser or other holder of a Note.  All written statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement or such Supplement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement.  All representations and warranties of the Purchasers or the Additional Purchasers contained herein or in any Supplement shall survive the execution and delivery of this Agreement, each Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by the Company and any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Company, any Purchaser, Additional Purchaser or other holder of a Note.  Subject to the foregoing provisions of this Section 16, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between each Purchaser, each Additional Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1 Requirements.

(a)        Requirements.  This Agreement (including any Supplement) and the Notes of any Series may be amended as this Agreement (including any Supplement) applies to the Notes of such Series, and the observance of any term hereof (including of any Supplement) that applies to the Notes of such Series or of the Notes of such Series may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders of such Series, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6, or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note of any Series or tranche, as applicable, at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the applicable Make-Whole Amount, if any, on, the Notes of such Series or tranche, (B) change the percentage of the principal amount of the Notes of such Series the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Section 8, 11(a), 11(b), 12, 17 or 20 as it applies to Notes of such Series.  For the avoidance of doubt, the Company and the holders of any tranche of any Series of Notes may enter into an amendment or waiver contemplated by clause (ii)(A) of this Section 17.1(a) without the consent of the holders of any Note of a different tranche within such Series which is not affected thereby or the holders of any Note of a different Series which is not affected thereby.

(b)        Supplements.  Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

(c)        Holders of Notes Benefitted and Bound.  Each holder of a Note of a Series, by its acceptance of a Note of such Series, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Agreement (and any Supplement) that apply to the Notes of such Series as though it were a Purchaser or an Additional Purchaser of the Notes of such Series.

Section 17.2 Solicitation of Holders of Notes.

(a)        Solicitation.  The Company will provide each holder of the Notes of a Series (irrespective of the amount of Notes of such Series then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof as it relates to Notes of such Series, any Supplement as it relates to Notes of such Series or of the Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes of the applicable Series promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes of such Series.

(b)        Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes of a Series as consideration for or as an inducement to the entering into by any holder of Notes of such Series of any waiver or amendment of any of the terms and provisions hereof as it relates to Notes of such Series, of any Supplement as it relates to Notes of such Series or of any Note of such Series unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes of such Series then outstanding even if such holder did not consent to such waiver or amendment.

(c)        Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3 Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes of a Series (or tranche(s) of such Series) and is binding upon them and upon each future holder of any Note of such Series (or tranche(s) of such Series) and upon the Company without regard to whether such Note of such Series (or tranche(s) of such Series) has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Supplement, or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4 Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Supplement, or the Notes, or have directed the taking of any action provided herein, in any Supplement, or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder (or under any Supplement) shall be in writing and sent (a) by telecopy or other electronic delivery if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid).  Any such notice or communication must be sent:

(i)         if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such notices or communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)        if to an Additional Purchaser or its nominee, to such Additional Purchaser or nominee at the address specified for such notices or communications in Schedule A to the applicable Supplement, or at such other address as such Additional Purchaser or nominee shall have specified to the Company in writing,

(iii)       if to any other holder of any Note, to such holder at such address as such other holder shall have specified for such notices or communications to the Company in writing, or

(iv)       if to the Company:

Hawaiian Electric Industries, Inc.

900 Richards Street (if by hand delivery or overnight courier)

Honolulu, Hawaii 96813

P.O. Box 730 (if by mail)

Honolulu, Hawaii 96808-0730

Attention: Mr. James A. Ajello, Senior Financial VP,

Treasurer & Chief Financial Officer

Telephone No.: 808-543-7750

Facsimile No.:  808-203-1184

Email:   jajello@HEI.com

or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) all Supplements, consents, waivers, amendments, and modifications that may hereafter be executed,

(b) documents received by any Purchaser at the Closing or any Additional Purchaser at the closing of its purchase of Additional Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder of Notes by any photographic, photostatic, electronic, digital or other similar process and such holder of Notes may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Supplement that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary unless the source of such information is actually known by such Purchaser or such Additional Purchaser to be bound by a confidentiality agreement with respect to such information or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Persons, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s or such Additional Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such Additional Purchaser’s Notes), (ii) such Purchaser’s or such Additional Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any Federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process (and, subject to clause (z) below, if not prohibited by applicable law, such Purchaser shall use commercially reasonably efforts to give notice to the Company thereof prior to such disclosure), (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party(and, subject to clause (z) below, if not prohibited by applicable law, such Purchaser shall use commercially reasonably efforts to give notice to the Company thereof prior to such disclosure), or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes and this Agreement (including any Supplement).  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or under any Supplement or requested by such holder (other than a holder that is a party to this Agreement or any Supplement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER OR ADDITIONAL PURCHASER.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder or under a Supplement, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement or such Supplement, as the case may be, and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement or such Supplement, as the case may be (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser.  In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement or such Supplement, as the case may be (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement or such Supplement, as the case may be.

SECTION 22. MISCELLANEOUS.

Section 22.1 Successors and Assigns.  All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto (or thereto) bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2 Payments Due on Non-Business Days.  Anything in this Agreement, any Supplement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 and Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that, if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.  Each Purchaser and Additional Purchaser shall provide, upon the reasonable request of the Company and at the sole cost and expense of the Company, copies of Form W-9, Form W-8BEN or similar tax forms that may be required to eliminate or reduce any obligation of the Company to backup withhold or otherwise withhold any tax from any payment due under the Notes to such Purchaser or Additional Purchaser.

Section 22.3 Accounting Terms.  All accounting terms used herein or in any Supplement which are not expressly defined in this Agreement or in any Supplement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein or in any Supplement, all terms of an accounting or financial nature shall be construed in accordance with GAAP, all computations made pursuant to this Agreement or a Supplement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP, in each case as in effect from time to time; provided that, if the Company notifies the holders of a Series of Notes that the Company requests an amendment to any provision of this Agreement or a Supplement as it relates to the Notes of such Series to eliminate the effect of any change occurring after the date of this Agreement in GAAP or in the application thereof on the operation of such provision (or if the Required Holders of a Series of Notes notify the Company that the Required Holders of such Series request an amendment to any provision of this Agreement or a Supplement as it relates to Notes of such Series for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall, as it relates to the Notes of such Series, be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with this Agreement.  For purposes of determining compliance with the financial covenants contained in this Agreement or any Supplement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4 Severability.  Any provision of this Agreement (or in any Supplement) that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or thereof), and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5 Construction, Etc.  Each covenant contained herein or in any Supplement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein or in any Supplement, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein or in any Supplement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement or any Supplement shall be deemed to be a part hereof or of such Supplement.

Section 22.6 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 22.7 Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8 Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any Supplement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)        The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18(iv) or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)        Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)        THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

******

[remainder of page is blank]

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By	/s/ James A. Ajello
	Name:	James A. Ajello
	Title:	Senior Financial Vice President, Treasurer and Chief Financial Officer

By	/s/ David M. Kostecki
	Name:	David M. Kostecki
	Title:	Vice President-Finance, Controller and Chief Accounting Officer

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By:	/s/ Jennifer Graham
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Jennifer Graham
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW
JERSEY

By:	/s/ Jennifer Graham
Vice President

PRUDENTIAL RETIREMENT GUARANTEED COST
BUSINESS TRUST

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ Jennifer Graham
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Jennifer Graham
Vice President

Signature Page To Master Note Purchase Agreement

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Jennifer Graham
Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD
OF MINNESOTA

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Jennifer Graham
Vice President

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

ING USA ANNUITY AND LIFE INSURANCE
COMPANY
RELIASTAR LIFE INSURANCE COMPANY
ING LIFE INSURANCE AND ANNUITY
COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF
NEW YORK

By:	ING Investment Management LLC,
as Agent

By:	/s/ Paul Aronson
	Name:	Paul Aronson
	Title:	Senior Vice President

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Trent L. Black
	Name:	Trent L. Black
	Title:	Authorized Signatory

NATIONWIDE LIFE AND ANNUITY INSURANCE
COMPANY

By:	/s/ Trent L. Black
	Name:	Trent L. Black
	Title:	Authorized Signatory

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
	Name:	Michael E. Dau
	Title:	Treasurer & Investment Manager

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

CUNA MUTUAL INSURANCE COMPANY

By:	MEMBERS Capital Advisors, Inc.
acting as Investor Advisor

By:	/s/ Allen R. Cantrell
	Name:	Allen R. Cantrell
	Title:	Managing Director, Investments

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

COUNTRY LIFE INSURANCE COMPANY

By:	/s/ John A. Jacobs
	Name:	John A. Jacobs
	Title:	Director – Fixed Income

COUNTRY MUTUAL INSURANCE COMPANY

By:	/s/ John A. Jacobs
	Name:	John A. Jacobs
	Title:	Director – Fixed Income

Signature Page To Master Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Securities Vice President

Signature Page To Master Note Purchase Agreement

Schedule A
to
Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$9,813,319.50	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  Prudential Managed Portfolio

Account No.:  P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, Security No. INV11366, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)

All notices of payments and written confirmations of such wire transfers:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

Schedule A

(3)	All other communications: The Prudential Insurance Company of America c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Electric Finance Group
(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832
(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 22-1211670

Schedule A-2

Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
PRUCO LIFE INSURANCE COMPANY c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$18,600,000	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account No.:  P86192 (please do not include spaces)

Account Name:  Pruco Life Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, Security No. INV11366, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)

All notices of payments and written confirmations of such wire transfers:

Pruco Life Insurance Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	All other communications: Pruco Life Insurance Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Electric Finance Group

Schedule A-3

(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832
(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 22-1944557

Schedule A-4

Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$1,616,018.10	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account No.:  P86202 (please do not include spaces)

Account Name:  Pruco Life of New Jersey Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, Security No. INV11366, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)

All notices of payments and written confirmations of such wire transfers:

Pruco Life Insurance Company of New Jersey

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	All other communications: Pruco Life Insurance Company of New Jersey c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Electric Finance Group

Schedule A-5

(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832
(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 22-2426091

Schedule A-6

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$1,010,662.40	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No. 021000021

Beneficiary Account Name:  North American

Beneficiary Account No.:  9009000168

BBI:  Account of Prudential for G09966 PRIAC GC PVT

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, Security No. INV11366, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)

All notices of payments and written confirmations of such wire transfers:

Pru & Co

c/o Prudential Investment Management, Inc.

Attn:  Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone:  (973) 802-8107

Facsimile:   (800) 224-2278

(3)	All other communications: Prudential Retirement Guaranteed Cost Business Trust c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E

Schedule A-7

Dallas, TX 75201 Attention: Managing Director, Electric Finance Group

(4)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 06-1050034

Schedule A-8

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$3,360,000 $1,100,000	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank

New York, NY

ABA No. 021000021

Account Name:  PRIAC - SA - New York Carpenters - Privates

Account No. P86337 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $3,360,000.00)

Account Name:  PRIAC - SA - Health Care Service Corp - Privates

Account No. P86341 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $1,100,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, Security No. INV11366, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)

All notices of payments and written confirmations of such wire transfers:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone:  (973) 802-8107

Facsimile:   (888) 889-3832

Schedule A-9

(3)

All other communications:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4200E

Dallas, TX 75201

Attention:  Managing Director, Electric Finance Group

(4)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 06-1050034

Schedule A-10

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	PHYSICIANS MUTUAL INSURANCE COMPANY c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$3,000,000	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company

Chicago, IL

ABA No.:  071000152

Account Name:  Physicians Mutual Insurance Company

Account No.:  26-27099

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers: Physicians Mutual Insurance Company 2600 Dodge Street Omaha, NE 68131 Attention: Steve Scanlan Facsimile: (402) 633-1096
(3)	All other communications: Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Electric Finance Group
(4)	Name of Nominee in which Notes are to be issued: How & Co. Tax Identification Number: 47-0270450

Schedule A-11

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA c/o Prudential CapitalGroup 2200 Ross Avenue, Suite 4200E Dallas, TX 75201	$1,500,000	$0

(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

U.S. Bank N.A.

ABA No.:  091000022

Account No. 180183083765

60 Livingston Avenue

St. Paul, MN 55107

Attn:  Income Team (CUSIP Number, Account No. 10561811 and payment breakdown)

Each such wire transfer shall set forth the name of the Company, a reference to “4.41% Series 2011A, Senior Notes, Tranche 1, due 2016, PPN 419870 E@5” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)

All notices of payments and written confirmations of such wire transfers:

Blue Cross and Blue Shield of Minnesota

1303 Corporate Center Drive

Eagan, MN 55121-1204

Attention:  James K. Rochat, Director, Investments

Telephone:  (651) 662-8372

Facsimile:   (651) 662-2164

(3)	All other communications: Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201

Schedule A-12

Attention: Managing Director, Electric Finance Group
(4)	Name of Nominee in which Notes are to be issued: Blue Cross and Blue Shield of Minnesota Tax Identification Number: 41-0984460

Schedule A-13

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	ING USA ANNUITY AND LIFE INSURANCE COMPANY 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$2,675,000	$8,300,000

(1)	All payments on account of the Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA#: 021000018

	Account:	IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373
Reference: Insert CUSIPs

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3)	All other communications:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347

Schedule A-14

Attn: Private Placements Fax: (770) 690-5342

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 41-0991508

Schedule A-15

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	RELIASTAR LIFE INSURANCE COMPANY 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$4,700,000	$14,000,000

(1)	All payments on account of the Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

	Account:	IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035 Reference: Insert CUSIPs

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3)	All other communications:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements

Schedule A-16

Fax: (770) 690-5342

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 41-0451140

Schedule A-17

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	ING LIFE INSURANCE AND ANNUITY COMPANY 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$2,525,000	$7,300,000

(1)	All payments on account of the Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA#: 021000018

	Account:	IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101 Reference: Insert CUSIPs

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3)	All other communications:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347

Schedule A-18

Attn: Private Placements Fax: (770) 690-5342

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 71-0294708

Schedule A-19

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$100,000	$400,000

(1)	All payments on account of the Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA#: 021000018

	Account:	IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to: RLNY/Acct. 187038
Reference: Insert CUSIPs

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316

(3)	All other communications:

ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347

Schedule A-20

Attn: Private Placements Fax: (770) 690-5342

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 53-0242530

Schedule A-21

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	NATIONWIDE LIFE INSURANCE COMPANY One Nationwide Plaza (1-05-401) Columbus, OH 43215-2220	$10,000,000	$0

All payments by wire transfer of immediately available funds to:
(1)

The Bank of New York Mellon

ABA #021-000-018

BNF: IOC566

F/A/O Nationwide Life Insurance Co. Acct #267829

Attn: P & I Department

PPN# 419870 E@5

Security Description: 4.41% Series 2011A, Senior Notes, Tranche 1, due 2016,

PPN 419870 E@5

(2)	All notices of payments and written confirmations of such wire transfers:

Nationwide Life Insurance Company c/o The Bank of New York Mellon P O Box 19266 Attn: P & I Department Newark, NJ 07195

With a copy to:

Nationwide Life Insurance Company Nationwide Investments - Investment Operations One Nationwide Plaza (1-05-401) Columbus, OH 43215-2220

(3)	All other communications:

Nationwide Life Insurance Company Nationwide Investments – Private Placements E-mail: ooinwpp@nationwide.com One Nationwide Plaza (1-05-801) Columbus, OH 43215-2220

Schedule A-22

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 31-4156830

Schedule A-23

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY One Nationwide Plaza (1-05-401) Columbus, OH 43215-2220	$10,000,000	$0

All payments by wire transfer of immediately available funds to:
(1)

The Bank of New York Mellon

ABA #021-000-018

BNF: IOC566

F/A/O Nationwide Life and Annuity Insurance Company

Account # 267961

Attn: P & I Department

PPN# 419870 E@5

Security Description: 4.41% Series 2011A, Senior Notes, Tranche 1, due 2016,

PPN 419870 E@5

(2)	All notices of payments and written confirmations of such wire transfers:

Nationwide Life and Annuity Insurance Company c/o The Bank of New York P O Box 19266 Attn: P & I Department Newark, NJ 07195

With a copy to:

Nationwide Life and Annuity Insurance Company Attn: Nationwide Investments - Investment Operations One Nationwide Plaza (1-05-401) Columbus, OH 43215-2220

(3)	All other communications:

Nationwide Life and Annuity Insurance Company Attn: Nationwide Investments – Private Placements E-mail: ooinwpp@nationwide.com One Nationwide Plaza (1-05-801)

Schedule A-24

Columbus, OH 43215-2220

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 31-1000740

Schedule A-25

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	MODERN WOODMEN OF AMERICA 1701 First Avenue Rock Island, IL 61201	$0	$10,000,000

All payments by wire transfer of immediately available funds to:
(1)
The Northern Trust Company
50 South LaSalle Street Chicago, IL 60675 ABA No. 071-000-152 Account Name: Modern Woodmen of America Account No. 84352

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 419870 E#3 and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

Modern Woodmen of America Attn: Investment Accounting Department 1701 First Avenue Rock Island, IL 61201 Fax: (309) 793-5688

(3)	All other communications:

Modern Woodmen of America Attn: Investment Department 1701 First Avenue Rock Island, IL 61201 investments@modern-woodmen.org Fax: (309) 793-5574

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 36-1493430

Schedule A-26

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	CUNA MUTUAL INSURANCE SOCIETY 5910 Mineral Point Road Madison WI 53705-4456	$0	$6,000,000

All payments by wire transfer of immediately available funds to:
(1)

State Street Bank

ABA: 011000028

Account Name: CUNA MUTUAL INSURANCE SOCIETY

DDA #: 1044-851-2

Reference Fund: ZT1E (Must be first 4 digits of reference section / Can include Nominee name here)

Nominee Name: TURNKEYS + CO

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All communications:

E-MAIL: DS-PRIVATEPLACEMENTS@CUNAMUTUAL.COM

Members Capital Advisors, Inc.

Attn: Private Placements

5910 Mineral Point Road

Madison WI 53705-4456

Contacts:

Stan Van Aartsen

Sr Analyst, Investments

5910 Mineral Point Road

Madison WI 53705-4456

Email: stan.vanaartsen@cunamutual.com

Phone: 608/231-7658

Fax: 608/236-8167

Allen Cantrell

Managing Director, Investments

5910 Mineral Point Road

Schedule A-27

Madison WI 53705-4456 Email: al.cantrell@cunamutual.com Phone: 608/231-7243 Fax: 608/236-8228

Carrie Snell Servicing & Closing Specialist 5910 Mineral Point Road Madison WI 53705-4456 Email: carrie.snell@cunamutual.com Phone: 608/231-8639 Fax: 608/236-8639

Attorney: John Britt Legal Counsel 5910 Mineral Point Road Madison WI 53705-4456 Email: john.britt@cunamutual.com Office: 860/693-2844 Cell: 608/231-8653 Fax: 608/539-3394 608/693-6402

(4)	Name of Nominee in which Notes are to be issued: TURNKEYS + CO

	Tax Identification Number:	39-0230590 (CUNA Mutual Insurance Society)
03-0400481 (TURKEYS + CO)

Schedule A-28

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	COUNTRY LIFE INSURANCE COMPANY 1705 N Towanda Avenue Bloomington, IL 61702	$2,000,000	$0

All payments by wire transfer of immediately available funds to:
(1)

Northern Trust Chgo/Trust ABA Number 071000152 Wire Account Number 5186041000 For Further Credit to: 26-02712 Account Name: Country Life Insurance Company Representing P & I on (list security)

Name of Company: Hawaiian Electric Industries, Inc.
Description of Security: 4.41% Series 2011A, Senior Notes, Tranche 1
PPN: 419870 E@5
Due date and application (as among principal, premium and interest) of the payment being made:

(2)	All notices of payments and written confirmations of such wire transfers:

Country Life Insurance Company Attention: Investment Accounting 1705 N Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6348 Fax: (309) 821-2800

(3)	All other communications:

Country Life Insurance Company Attention: Investments 1705 N Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6260 Fax: (309) 821-6301

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 37-0808781

Schedule A-29

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	COUNTRY MUTUAL INSURANCE COMPANY 1705 N Towanda Avenue Bloomington, IL 61702	$3,000,000	$0

All payments by wire transfer of immediately available funds to:
(1)
Northern Trust Chgo/Trust ABA Number 071000152 Wire Account Number 5186041000 For Further Credit to: 26-02698 Account Name: Country Mutual Insurance Company Representing P & I on (list security)

Name of Company:          Hawaiian Electric Industries, Inc.

Description of Security: 4.41% Series 2011A, Senior Notes, Tranche 1

PPN: 419870 E@5

Due date and application (as among principal, premium and interest) of the payment being made:

(2)	All notices of payments and written confirmations of such wire transfers:

Country Mutual Insurance Company Attention: Investment Accounting 1705 N Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6348 Fax: (309) 821-2800

(3)	All other communications:

Country Mutual Insurance Company Attention: Investments 1705 N Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6260 Fax: (309) 821-6301

(4)	Name of Nominee in which Notes are to be issued: None

Tax Identification Number: 37-0807507

Schedule A-30

	Name and Address of Purchaser	Principal Amount of Tranche 1 Notes to be Purchased	Principal Amount of Tranche 2 Notes to be Purchased
	FARM BUREAU LIFE INSURANCE COMPANY 5400 University Avenue West Des Moines, Iowa 50266	$0	$4,000,000

All payments by wire transfer of immediately available funds to:
(1)

Federal Reserve Bank – Cash Wire Transfer

JP Morgan Chase Bank

ABA No. 021000021

A/C #9009002859

Account No. G10557

Contact: privateplacements@fblfinancial.com

Reference: PPN, Name of Issuer & Description

Principal and Interest Payment

(2)	All communications:

Farm Bureau Life Insurance Company 5400 University Avenue West Des Moines, Iowa 50266 Attn: Investment Department

(3)	Name of Nominee in which Notes are to be issued: Cudd & Co.

Tax Identification Number: 42-0623913 (Cudd & Co.)

Schedule A-31

Schedule B to Note Purchase Agreement

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” is defined in Section 9.8(a).

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” means purchasers of Additional Notes named in Schedule A to the applicable Supplement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  As used in this definition, “Control”  means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in the preamble.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Benefit Plan” means any employee benefit plan as defined in ERISA section 3(3) (other than a Plan or Multiemployer Plan), and in respect of which the Company, any Subsidiary or any ERISA Affiliate is an “employer” as defined in ERISA section 3(5).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York  are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Honolulu, Hawaii are required or authorized to be closed.

“Called Principal” is defined in Section 8.6.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount

Schedule B

of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of the Company shall constitute a Capital Lease Obligation.

“Capitalization” means, at any date of determination with respect to the Company on a non-consolidated basis, the sum of (a) Funded Debt, (b) preferred stock and (c) Common Stock Equity.  The Company’s Capitalization as of December 31, 2010 is annexed hereto as Schedule C (Capitalization); for the avoidance of doubt, such Schedule is attached hereto for illustrative purposes only and is not intended to be a calculation of Capitalization on or for any subsequent date of determination.

“Capitalization Ratio” means, at any date of determination, the ratio of (a) Funded Debt at such time to (b) Capitalization at such time.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of this Agreement) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; and (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company, nor (ii) appointed by directors so nominated.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Stock Equity” means, at any date of determination with respect to the Company on a non-consolidated basis, the sum of (a) common stock, (b) premium and/or expenses on common stock and preferred stock, (c) additional paid-in capital, and (d) retained earnings, excluding Accumulated Other Comprehensive Income or Loss (AOCI) as defined by GAAP, as such definitions now exist and as they may hereafter be amended but subject to Section 22.3, except with respect to matters affecting AOCI, and excluding adjustments made directly to stockholders’ equity as a result of any future issued accounting standards, adopted by the Company, that will require adjustments directly to stockholders’ equity.

“Company” means Hawaiian Electric Industries, Inc., a Hawaii corporation, or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated Capitalization” means, at any date of determination with respect to the Company and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Funded Debt at such time, (b) preferred stock of the Company and its Subsidiaries and (c) Consolidated Common Stock Equity.

Schedule B-2

“Consolidated Common Stock Equity” means, at any date of determination, with respect to the Company and its Subsidiaries on a consolidated basis, the sum of (a) common stock, (b) premium and/or expenses on common stock and preferred stock, (c) additional paid-in capital, and(d) retained earnings, excluding Accumulated Other Comprehensive Income or Loss (AOCI) as defined by GAAP, as such definitions now exist and as they may hereafter be amended but subject to Section 22.3, except with respect to matters affecting AOCI, and excluding adjustments made directly to stockholders’ equity as a result of any future issued accounting standards, adopted by the Company, that will require adjustments directly to stockholders’ equity.

“Consolidated Funded Debt” means, at any date of determination with respect to the Company and its Subsidiaries on a consolidated basis, the sum of (a) net long-term debt, defined as the portion of outstanding debt for borrowed money, bonds, debentures and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness, Indebtedness under credit agreements of the Company or its Subsidiaries, and the Notes), net of cash collateral or other funds on deposit with trustees and unamortized discounts in respect of such bonds, debentures and obligations, that is due one year or more from the date of the relevant balance sheet on which such debt is included, (b) net long-term debt (as so defined) due within one year, defined as the portion of outstanding debt for borrowed money, bonds and debentures and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness, Indebtedness under credit agreements of the Company or its Subsidiaries, and the Notes) that is due within one year from the date of the relevant balance sheet on which such long-term debt is included and (c) short-term borrowings, including Purchase Money Indebtedness, as included on and defined in the relevant balance sheet; provided, however, no Indebtedness of independent power producers, or other power producers which are not Affiliates of the Company, included on a balance sheet of the Company by reason of the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810 (formerly referred to as FASB Interpretation No. 46 (revised December 2003)) shall constitute Consolidated Funded Debt.  A schedule of Consolidated Funded Debt as of December 31, 2010 is annexed hereto as Schedule C (Consolidated Funded Debt); for the avoidance of doubt, such Schedule is attached hereto for illustrative purposes only and is not intended to be a calculation of Consolidated Funded Debt on or for any subsequent date of determination.

“Consolidated Net Worth” means, as of the date of any determination thereof, the sum of the Consolidated Common Stock Equity and preferred stock of the Company and its Subsidiaries.

“Current SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 18, 2011, all filings made with, or furnished to, the SEC by the Company pursuant to section 13 or 15(d) of the Exchange Act since the end of the year ended December 31, 2010 until and including February 25, 2011, and all amendments and supplements thereto, in each case made or furnished to the SEC on or prior to such date.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, unless cured or waived, become an Event of Default.

Schedule B-3

“Default Rate” with respect to any Note, has the meaning assigned to such term in such Note.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.6.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” or “$” means lawful money of the United States of America.

“EDGAR” is defined in Section 7.1.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means (a) shares of capital stock and any other equity security that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing company and (b) all warrants, options or other rights to acquire any Equity Interest described in clause (a) of this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“ERISA Affiliate”, as applied to any Person, means (a) any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b) of which that Person is a member; (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Code section 414(c) of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Code section 414(m) or (o) of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) any “reportable event”, as defined in ERISA section 4043 or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived) or was previously waived under applicable law in effect as of December 31, 2010; (b) the failure with respect to any Plan to pay the “minimum required contribution” (as defined in Code section 430 or ERISA section 303), whether or not waived; (c) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the provision by the administrator of any Plan pursuant to ERISA section 4041(a)(2) of a notice of intent to terminate such plan in a distress termination described in of ERISA section 4041(c); (e) the institution by the PBGC of proceedings to terminate any Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition

Schedule B-4

of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to ERISA section 4062(e) or 4069 or by reason of the application of ERISA section 4212(c); (g) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of ERISA sections 4203 and 4205) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to ERISA section 4241 or 4245, or that it intends to terminate or has terminated under ERISA section 4041A or 4042; (h) the assertion of a claim (other than routine claims for benefits) against any Plan (or any other Benefit Plan) or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Benefit Plan that is not covered by ERISA fiduciary insurance (where the relevant insurance company has been notified of the claim and has not expressly denied coverage in writing); (i) receipt from the Internal Revenue Service of notice of the failure of any Plan (or any Benefit Plan intended to be qualified under Code section 401(a)) to qualify under Code section 401(a), or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Code section 501(a) which is not eligible to be corrected pursuant to Revenue Procedure 2008-50; or (j) the imposition of a Lien pursuant to Code or ERISA with respect to any Plan.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form 10-K” is defined in Section 7.1(a).

“Form 10-Q” is defined in Section 7.1(b).

“Funded Debt” means, at any date of determination with respect to the Company on a non-consolidated basis, the sum of (a) net long-term debt, defined as the portion of outstanding debt for borrowed money, bonds, debentures and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness, Indebtedness under credit agreements of the Company and the Notes), net of cash collateral or other funds on deposit with trustees and unamortized discounts in respect of such debt for borrowed money bonds, debentures and obligations, that is due one year or more from the date of the relevant balance sheet on which such debt is included, (b) net long-term debt (as so defined) due within one year, defined as the portion of outstanding debt for borrowed money, bonds and debentures and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness, Indebtedness under credit agreements of the Company and the Notes) that is due within one year from the date of the relevant balance sheet on which such long-term debt is included and (c) short-term borrowings, including Purchase Money Indebtedness, as included on and defined in the relevant balance sheet; provided, however, no Indebtedness of independent power producers, or other power producers which are not Affiliates of the Company, included on a balance sheet of the Company by reason of the application of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) shall constitute Funded Debt.  A schedule of Funded Debt as of December 31, 2010 is annexed hereto as Schedule C (Funded Debt); for the avoidance of doubt, such Schedule is attached hereto for illustrative purposes only and is not intended to be a calculation of Funded Debt on or for any subsequent date of determination.

Schedule B-5

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means

(a)          the government of

(i)            the United States of America or any State or other political subdivision thereof, or

(ii)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)         any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, including the Hawaii Public Utilities Commission, the SEC and the Federal Energy Regulatory Commission.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a)          to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof,

(b)          to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,

(c)          to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or

(d)          as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.  The term “Guaranteed” has a meaning correlative thereto.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required

Schedule B-6

or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“HECO” means Hawaiian Electric Company, Inc., a Hawaii corporation.

“HELCO” means Hawaiian Electric Light Company, Inc., a Hawaii corporation.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” of any Person means, without duplication,

(a)  all obligations of such Person for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock,

(b)  all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c)  all obligations of such Person upon which interest charges are customarily paid,

(d)  all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(e)  all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business),

(f)   all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(g)  all Guarantees by such Person of Indebtedness of others,

(h)  all Capital Lease Obligations of such Person,

(i)    all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and

(j)   all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

Schedule B-7

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Indebtedness of the Company or any Subsidiary shall not include deposit liabilities, securities sold pursuant to agreements to repurchase or advances from the Federal Home Loan Bank.

“INHAM Exemption” is defined in Section 6.3(e).

“Initial Notes” is defined in Section 1.

“Institutional Investor”  means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate outstanding principal amount of the Notes of the applicable Series, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“ML” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Major Credit Facility” means (a) the Revolving Facility and (b) each successor loan or credit agreement constituting the Company’s primary bank credit facility, with the same or different group of lenders and agents, so long as any such agreement is in effect and as it may be amended, amended and restated, supplemented or otherwise modified, from time to time.

“Make-Whole Amount” has the meaning (a) set forth in Section 8.6 with respect to any Initial Note and (b) set forth in the applicable Supplement with respect to any other Series of Notes.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, or (c) the validity or enforceability of this Agreement (including any Supplement), the Notes or the rights or remedies of the holders of Notes.

“MECO” means Maui Electric Company, Limited, a Hawaii corporation.

Schedule B-8

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.3(a).

“Net Cash Proceeds” from a Disposition means the aggregate cash proceeds received by the Company or any Significant Subsidiary, as the case may be, in respect of such Disposition, net of the costs, fees and expenses relating to such Disposition including, without limitation, legal, accounting and investment banking fees, sales commissions, any pension or post-employment benefit liabilities or obligations and taxes paid or payable as a result of such Disposition (after taking into account any available tax credits or deductions).

“Notes” is defined in Section 1.

“Offering Memorandum” is defined in Section 5.3.

“Officer’s Certificate” means a certificate of a  Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Permitted Liens” is defined in Section 10.1.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Code section 412 or ERISA section 302, and in respect of which the Company, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under ERISA section 4069 be deemed to be) an “employer” as defined in ERISA section 3(5).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7.

“Purchase Money Indebtedness” means Indebtedness of the Company that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset; provided that (a) the Company did not at any time prior to such purchase have any interest in such asset other than an option to purchase, a security interest, or an interest as lessee under an operating lease and (b) such Indebtedness is incurred at the time of, or within 90 days after, such purchase.

“Purchasers” means the purchasers of the Initial Notes named in Schedule A hereto.

“PTE” is defined in Section 6.3(a).

Schedule B-9

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” for any Note means an amount equal to the product of (a) the Net Cash Proceeds received by the Company or a Significant Subsidiary from a Disposition being applied, or offered to be applied, to the payment or prepayment of Indebtedness pursuant to clause (iv) of the second paragraph of Section 10.2(d) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Indebtedness of the Company and its Significant Subsidiaries other than Subordinated Debt.

“Reference Agreement” is defined in Section 9.8(a).

“Reinvestment Yield” is defined in Section 8.6.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Required Holders” means, at any time, (i) with respect to the Initial Notes, the holders of more than 50% in principal amount of the Initial Notes, without regard to tranche, at the time outstanding (exclusive of Initial Notes then owned by the Company or any of its Affiliates), and (ii) with respect to Additional Notes issued under a Supplement, the holders of more than 50% in principal amount of such Additional Notes, without regard to tranche (and, for the avoidance of doubt, without regard to Additional Notes issued under any other Supplement), at the time outstanding (exclusive of such Additional Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means, with respect to any Person, (a) any dividend or other distribution (whether in cash, securities or other property) by such entity with respect to any Equity Interests of such Person, (b) any payment (whether cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, and (c) any payment of principal, interest or premium or any purchase, redemption, retirement, acquisition or defeasance with respect to any subordinated debt of such Person.

“Revolving Facility” means the Credit Agreement, dated as of May 7, 2010, as the same may be amended, restated, supplemented or otherwise modified from time to time, by and among

Schedule B-10

the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent.

“Sale of Assets Prepayment Date” is defined in Section 8.8(a).

“Sale of Assets Prepayment Event” is defined in Section 8.8(a).

“SEC ” means the Securities and Exchange Commission of the United States of America, or any successor thereto.

“SEC Reports” means the reports filed by the Company with the SEC pursuant to the Exchange Act, as amended.

“Securities” or “Security” have the meanings specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the senior financial vice president, the principal accounting officer, the treasurer or the controller of the Company.

“Senior Indebtedness” means, as of any date of determination thereof, all Indebtedness of the Company, other than Subordinated Debt.

“Series” means any series of Notes issued pursuant to this Agreement or any Supplement.

“Settlement Date” is defined in Section 8.6.

“Significant Subsidiary” means each of HECO, HELCO, MECO, American Savings Bank, F.S.B., American Savings Holdings, Inc. and any other Subsidiary having 5% or more of the total assets, or 5% or more of the total operating income, of the Company and its Subsidiaries on a consolidated basis, in either case as the consolidated total assets and consolidated total operating income of the Company and its Subsidiaries are reflected in the most recent annual or quarterly report filed by the Company with the SEC.

“Source” is defined in Section 6.3.

“Subordinated Debt” means all unsecured Indebtedness of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company (including, without limitation, the obligations of the Company under this Agreement, each Supplement and the Notes).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the

Schedule B-11

profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplement” is defined in Section 2.2.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“tranche” means all Notes of a Series having the same maturity, interest rate and schedule for mandatory prepayments.

“Tranche 1 Notes” is defined in Section 1.

“Tranche 2 Notes” is defined in Section 1.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“USB” means U.S. Bancorp Investments, Inc.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-12

Schedule C to Note Purchase Agreement

HAWAIIAN ELECTRIC INDUSTRIES, INC.

FUNDED DEBT AND CAPITALIZATION

(in thousands)

December 31, 2010	Consolidated	Unconsolidated

Funded Debt:
Notes payable to subsidiaries		$6,777
Short-term borrowings-other than bank	$24,923	24,923
Long-term debt, net-other than bank	1,364,942	307,000
Total Funded Debt	$1,389,865	$338,700

Capitalization:
Funded Debt	$1,389,865	$338,700
Noncontrolling interest: Cumulative preferred stock of subsidiaries-not subject to mandatory redemption	34,293	–
Common Stock Equity *	1,496,109	1,496,109
Total capitalization	$2,920,267	$1,834,809

*          Excludes accumulated other comprehensive loss of $12,472.

Schedule C

Schedule 5.3 to Note Purchase Agreement

DISCLOSURE DOCUMENTS

•           Current reports on Form 8-K filed January 11, 2011, January 14, 2011, January 21, 2011, February 11, 2011, February 14, 2011, March 4, 2011, March 7, 2011, March 14, 2011

•                Annual report on Form 10-K for the fiscal year ended December 31, 2010

•                Annual report on Form 10-K for the fiscal year ended December 31, 2009

•                Annual report on Form 10-K for the fiscal year ended December 31, 2008

•                Annual report on Form 10-K for the fiscal year ended December 31, 2007

•                Annual report on Form 10-K for the fiscal year ended December 31, 2006

•                Annual report on Form 10-K for the fiscal year ended December 31, 2005

Schedule 5.3

Schedule 5.4 to Note Purchase Agreement

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SUBSIDIARIES

Subsidiary	Jurisdiction	Owner	Shares Owned (% of outstanding Capital Stock)

Hawaiian Electric Company, Inc.*	Hawaii	Hawaiian Electric Industries, Inc.	100%
Maui Electric Company, Limited*	Hawaii	Hawaiian Electric Company, Inc.	100%
Hawaii Electric Light Company, Inc.*	Hawaii	Hawaiian Electric Company, Inc.	100%
Renewable Hawaii, Inc.	Hawaii	Hawaiian Electric Company, Inc.	100%
Uluwehiokama Biofuels Corp.	Hawaii	Hawaiian Electric Company, Inc.	100%
HECO Capital Trust III	Delaware	Hawaiian Electric Company, Inc.	100%
American Savings Holdings, Inc.*	Hawaii	Hawaiian Electric Industries, Inc.	100%
American Savings Bank, F.S.B.*	Federally chartered	American Savings Holdings, Inc.	100%
American Savings Investment Services Corp.	Hawaii	American Savings Bank, F.S.B.	100%
Bishop Insurance Agency of Hawaii, Inc.	Hawaii	American Savings Investment Services Corp.	100%
Pacific Energy Conservation Services, Inc.	Hawaii	Hawaiian Electric Industries, Inc.	100%
HEI Properties, Inc.	Hawaii	Hawaiian Electric Industries, Inc.	100%
Hawaiian Electric Industries Capital Trust II (a statutory trust)	Delaware	Hawaiian Electric Industries, Inc.	100%
Hawaiian Electric Industries Capital Trust III (a statutory trust)	Delaware	Hawaiian Electric Industries, Inc.	100%
The Old Oahu Tug Service, Inc.	Hawaii	Hawaiian Electric Industries, Inc.	100%

*Denotes Significant Subsidiaries

Schedule 5.4

AFFILIATES

The Subsidiaries listed hereinabove.

DIRECTORS AND SENIOR OFFICERS OF THE COMPANY

Directors

Don E. Carroll

Shirley J. Daniel

Thomas B. Fargo

Constance H. Lau

Victor H. Li

A. Maurice Myers

James K. Scott

Kelvin H. Taketa

Barry K. Taniguchi

Jeffery N. Watanabe

Senior Officers

Constance H. Lau—President and Chief Executive Officer

James A. Ajello—Senior Financial Vice President, Treasurer and Chief Financial Officer

Chester A. Richardson—Senior Vice President, General Counsel and Chief Administrative Officer

Schedule 5.4-2

Schedule 5.5 to Note Purchase Agreement

FINANCIAL STATEMENTS

•                Consolidated Financial Statements for the fiscal year ended December 31, 2010

•                Consolidated Financial Statements for the fiscal year ended December 31, 2009

•                Consolidated Financial Statements for the fiscal year ended December 31, 2008

•                Consolidated Financial Statements  for the fiscal year ended December 31, 2007

•                Consolidated Financial Statements for the fiscal year ended December 31, 2006

•                Consolidated Financial Statements for the fiscal year ended December 31, 2005

Schedule 5.5

Schedule 5.15 to Note Purchase Agreement

EXISTING INDEBTEDNESS; FUTURE LIENS

CREDIT AGREEMENTS

Effective May 7, 2010, the Company entered into a revolving unsecured credit agreement establishing a line of credit facility of $125 million, subject to the right of the Company to increase this facility to $150 million, with a letter of credit sub-facility, expiring on May 7, 2013, with a syndicate of eight financial institutions. The credit facility will be maintained to support the issuance of commercial paper, but also may be drawn to repay the Company’s short-term and long-term indebtedness, to make investments in or loans to subsidiaries and for the Company’s working capital and general corporate purposes.

Effective May 7, 2010, HECO entered into a revolving unsecured credit agreement establishing a line of credit facility of $175 million, subject to the right of HECO to increase this facility to $250 million, with a letter of credit sub-facility with a syndicate of eight financial institutions. The agreement had an initial term which expired on May 6, 2011, but its term was extended to May 7, 2013 upon approval by the PUC in January, 2011. The credit facility will be maintained to support the issuance of commercial paper, but also may be drawn to repay HECO’s short-term indebtedness, to make loans to subsidiaries and for HECO’s capital expenditures, working capital and general corporate purposes.

LONG-TERM DEBT

As of December 31, 2010, the Company had $307 million of unsecured medium term notes outstanding with $50 million maturing on March 15, 2011 and $100 million maturing on August 15, 2011. Of the remaining notes, $7 million mature on October 1, 2012, $50 million mature on March 7, 2013, and $100 million mature on May 5, 2014.

HECO and its subsidiaries had $1.006 billion of special purpose revenue bonds outstanding as of December 31, 2010, which mature between 2012 and 2037. HECO also had $51.5 million of junior subordinated debentures outstanding.

FUTURE LIENS

None.

Schedule 5.15

Schedule 10.1 to Note Purchase Agreement

EXISTING LIENS

None.

Schedule 10.1

Schedule 10.3 to Note Purchase Agreement

RESTRICTIVE AGREEMENTS

Pursuant to Section 10.3 of the Note Purchase Agreement, the following restrictions and conditions exist on March 24, 2011:

1.          Hawaiian Electric Company, Inc. (“HECO”) Credit Agreement dated May, 7 2010 by and between HECO, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent restricts the ability of HECO and its “Significant Subsidiaries,” as defined therein,  to sell, transfer or otherwise dispose of all or substantially all of its properties and assets to any of its Affiliates, as defined therein, on a non-arms length basis.

2.            Hawaiian Electric Company, Inc., Maui Electric Company, Ltd. (“MECO”) and Hawaii Electric Light Company, Inc. (“HELCO”) are subject to restrictive covenants in connection with the offer and sale in March 2004 of Cumulative Quarterly Income Preferred Securities, as disclosed in the Registration Statements on Form S-3, Regis. Nos. 333-111073, 333-111073-01, 333-111073-02 and 333-111073-03 filed with the Securities and Exchange Commission, which descriptions are incorporated herein by reference.

3.          HECO, MECO and HELCO are subject to restrictive covenants in connection with their cumulative preferred stock financings to the effect that, until dividends have been paid or declared or set apart for payment on all shares of the respective company’s cumulative preferred stock, (1) no distributions on the respective company’s common stock or any future class of stock except cumulative preferred stock shall be made and (2) the respective company shall not purchase or otherwise acquire any of the respective company’s common stock or any future class of stock except cumulative preferred stock.  In the event of liquidation, dissolution, receivership, bankruptcy, disincorporation or winding up of the affairs of the respective company, cumulative preferred stockholders are entitled to the par value and accrued and unpaid dividends, before any distribution is made to holders of the respective company’s common stock or any future class of stock except cumulative preferred stock.

4.            HECO is subject to restrictive covenants in connection with its cumulative preferred stock financings to the effect that, as long as any shares of the respective series of cumulative preferred stock are outstanding HECO shall not affect the merger or consolidation of HECO, or sell, lease or exchange all or substantially all of the property and assets of HECO without first obtaining the consent in writing of the holders of at least 75% of each of the respective outstanding series of cumulative preferred stock, provided that said consent shall not be required to make a mortgage, pledge, assignment or transfer of all or any part of its assets as security for any obligation or liability of any kind or nature.

Schedule 10.3

5.            HECO, MECO and HELCO are subject to restrictive covenants in connection with their special purpose revenue bonds which contain provisions to the effect that HECO, MECO and HELCO shall not dissolve or otherwise dispose of all or substantially all its assets, and will not consolidate with or merge into another entity or permit other entities to consolidate with or merge into it, unless certain specific requirements are met.

Schedule 10.3-2

Exhibit 1(a) to Note Purchase Agreement

[FORM OF SERIES 2011A SENIOR NOTE, TRANCHE 1]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS.  EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

4.41% SERIES 2011A SENIOR NOTE, TRANCHE 1, DUE MARCH 24, 2016

No. [___________]	_________, 20__
$ [______________]	PPN: [__________]

FOR VALUE RECEIVED, the undersigned, Hawaiian Electric Industries, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [______], or registered assigns, the principal sum of [_____] DOLLARS ($[_____]) (or so much thereof as shall not have been prepaid) on March 24, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.41% per annum from the date hereof, payable semiannually, on the 24th day of March and the 24th day of September in each year, commencing with the March 24th or September 24th next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 6.41% and (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base or “prime rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Exhibit 1(a)

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2011A Senior Notes, Tranche 1 (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of March 24, 2011 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By
Name:
Title:

By
Name:
Title:

Exhibit 1(a)-2

Exhibit 1(b) to Note Purchase Agreement

[FORM OF SERIES 2011A SENIOR NOTE, TRANCHE 2]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS.  EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

5.67% SERIES 2011A SENIOR NOTE, TRANCHE 2, DUE MARCH 24, 2021

No. [___________]	_________, 20__
$ [______________]	PPN: [__________]

FOR VALUE RECEIVED, the undersigned, Hawaiian Electric Industries, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [______], or registered assigns, the principal sum of [_____] DOLLARS ($[_____]) (or so much thereof as shall not have been prepaid) on March 24, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.67% per annum from the date hereof, payable semiannually, on the 24th day of March and the 24th day of September in each year, commencing with the March 24th or September 24th next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 7.67% and (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base or “prime rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Exhibit 1(b)

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series 2011A Senior Notes, Tranche 2 (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of March 24, 2011 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By
Name:
Title:

By
Name:
Title:

Exhibit 1(b)-2

Exhibit 4.4(a) To Note Purchase Agreement

FORM OF OPINION OF CHET A. RICHARDSON, SENIOR VICE PRESIDENT, GENERAL COUNSEL, SECRETARY, AND CHIEF ADMINISTRATIVE OFFICER OF  THE COMPANY

March 24, 2011

To each of the Purchasers

listed on Schedule A to the

Master Note Purchase Agreement

hereinafter referred to

Re:      Hawaiian Electric Industries, Inc.

Master Note Purchase Agreement dated as of March 24, 2011

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel, and Chief Administrative Officer of Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and, as such, I have acted as its counsel in connection with the Master Note Purchase Agreement, dated as of March 24, 2011 (together with all exhibits and schedules thereto, collectively, the “Note Purchase Agreement”) among the Company and the Purchasers listed in Schedule A thereto (the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Note Purchase Agreement. This opinion is rendered to you pursuant to Section 4.4(a) of the Note Purchase Agreement.

In connection with this opinion, I have examined originals or copies of the following documents:

(i)         a copy of the Note Purchase Agreement executed by the Company;

(ii)        copies of the Initial Notes executed by the Company in connection with the Closing;

(iii)       the Restated Articles of Incorporation of the Company, as amended (the “Company’s Charter”), as filed with the Director of Commerce and Consumer Affairs for the State of Hawaii;

(iv)       the Amended and Restated By-Laws of the Company (the “Company’s By-Laws”; and, together with the Company’s Charter, the “Governing Documents”);

(v)        the Certificate of the Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”), as to certain actions taken by the Board of Directors of the Company

Exhibit 4.4(a)

with respect to the Note Purchase Agreement and the Initial Notes, and as to the titles, incumbency, and specimen signatures of certain officers of the Company; and

(vi)       a Certificate of Good Standing issued on March 21, 2011 by the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii (the “Certificate of Good Standing”).

The documents specified in subparagraphs (i) and (ii) above are referred to herein, collectively, as the “Transaction Documents.”  In rendering this opinion, I have obtained such certificates and other information from public and government officials and from officers and employees of the Company, and have also examined such documents and corporate and other records as I have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing and subject to the other qualifications, assumptions and limitations stated herein and as limited thereby, and after examination of such matters of law as I have deemed relevant, I am of the opinion that:

1.         The Company has been duly incorporated under the laws of the State of Hawaii and is validly existing as a corporation in good standing under the laws of the State of Hawaii.  To my knowledge, the Company does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect.

2.         The Company has the corporate power and authority to carry on its business as now conducted.

3.         The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, are within the Company’s corporate powers and have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered each of the Transaction Documents.

4.         The execution and delivery by the Company of each of the Transaction Documents and the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof (i) will not conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of the Company’s Governing Documents or, to my knowledge, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other material agreement or other material instrument binding upon the Company, (ii) will not violate any law, statute, rule or regulation, or any judgment, order, writ, injunction or decree of any court or other tribunal, applicable to the Company or any of its properties or assets which in my experience, without having made any special investigations as to the applicability of any specific law, rule or regulation, are normally applicable to transactions of the type contemplated by the Transaction Documents, and (iii) will not result in the creation or imposition of any Lien on any asset of the Company. No consent or approval by any court, public body or authority is required to be obtained or effected by the Company in connection with the execution,

Exhibit 4.4(a)-2

delivery and performance by the Company of its obligations under each of the Transaction Documents or the consummation by the Company of the transactions contemplated thereby.

5.         There is no action, suit or proceeding pending or, to my knowledge, threatened, against the Company or any of its assets before any court or arbitrator or any governmental body, agency or official, which, would reasonably be expected to have a Material Adverse Effect.

The foregoing opinions are subject to the following qualifications:

(a)       I am a member of the Bar of the State of Hawaii and I do not hold myself out as an expert on the laws of any jurisdiction other than the State of Hawaii and the federal laws of the United States. This opinion is limited in all respects to matters governed by the laws of the State of Hawaii and the federal laws of the United States of America. I express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions, or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions.

(b)       I have relied as to matters of fact upon representations and warranties of the Company and the Purchasers in the Transaction Documents and upon certificates and representations of officers and employees of the Company, the Purchasers, ML and USB and upon certificates of public and government officials as to matters set forth therein. My opinion in numbered paragraph 1 as to the good standing of the Company is based solely on the Certificate of Good Standing.

(c)       I have assumed the genuineness of all signatures (other than the signatures of the officers of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies (and the authenticity of the originals of such documents), the accuracy and completeness of all corporate records (which includes stock ownership records) made available to me by the Company and the capacity of each party executing a document (other than the Company) to so execute such document.

(d)       My advice on each legal issue addressed in this opinion letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

(e)       I express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents (other than the Company) with any state, Federal or other laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party;

(f)        Whenever an opinion expressed herein is qualified by the phrase “to my knowledge,” “known to me,” or “nothing has come to my attention” or other phrase of similar

Exhibit 4.4(a)-3

import, such phrase is intended to mean the actual knowledge of information by the lawyers in my law department who have been principally involved in drafting the Transaction Documents, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in the Company’s law department, a general search of all files or any other type of independent investigation.

This opinion is based on the laws and regulations as in effect on the date hereof and facts as of the date hereof. I am not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the date hereof.

You may rely upon this opinion only for the purpose served by the provision in the Note Purchase Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered.  Without my written consent: (i) no Person other than you and the other Institutional Investor holders from time to time of your Initial Note(s) (any transfer of your Initial Note(s) to an Institutional Investor holder having been made under and in accordance with the Note Purchase Agreement) may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Exhibit 4.4(a)-4

Exhibit 4.4(b)
To
Note Purchase Agreement

FORM OF OPINION OF JENNER & BLOCK, SPECIAL COUNSEL TO THE COMPANY

March 24,2011

To each of the Purchasers

listed on Schedule A to the

Master Note Purchase Agreement

hereinafter referred to

Re:	Hawaiian Electric Industries, Inc.
Master Note Purchase Agreement dated as of March 24, 2011

Ladies and Gentlemen:

We are providing this opinion letter to you pursuant to Section 4.4(b) of that certain Master Note Purchase Agreement, dated as of March 24, 2011 (together with all exhibits and schedules thereto, collectively, the “Note Purchase Agreement”), by and among Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and the Purchasers listed in Schedule A thereto (the “Purchasers”).  Capitalized terms used in this opinion letter, unless specifically defined in this opinion letter, have the meanings given to them in the Note Purchase Agreement.  The term “Transaction Documents” means a copy of the Note Purchase Agreement executed by the Company and copies of the Initial Notes executed by the Company in connection with the Closing (the “Initial Notes”).

In our examination of the documents referred to in this opinion letter, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals or copies, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions expressed below, we have, without independent investigation, relied upon certificates, statements and representations of the Purchasers, the Company and of representatives of the Purchasers and the Company and upon the Support Certificate attached hereto as Annex C.

In rendering the opinions set forth in this opinion letter, we have examined originals or copies solely of the following:

Exhibit 4.4(b)

A.                                 each Transaction Document; and

B.                                  such other instruments, corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

In rendering the opinions set forth in this opinion letter, we have, with your consent, relied only upon the examination of documents described above and have made no independent verification or investigation of the factual matters set forth therein.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter and in the annexes attached to this opinion letter, it is our opinion that:

1.                                    Each Transaction Document constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

2.                                    The execution and delivery by the Company of the Transaction Documents and the performance of its obligations under each Transaction Document will not (a) constitute a violation by the Company of any applicable provision of existing statutory law or governmental regulation covered by this opinion letter or (b) to our actual knowledge, violate any order, writ, injunction, judgment, determination, award or decree of any court applicable to the Company.

3.                                    The Company is not presently required to obtain any consent, approval, authorization or order of any United States federal or State of New York court or governmental or regulatory agency in order to obtain the right to execute and deliver the Transaction Documents, to borrow money evidenced by the Initial Notes and to perform its obligations under the Transaction Documents, except, in each case, for actions required in connection with the ordinary course of conduct by the Company of its business and ownership or operation by the Company of its assets.

4.                                    Assuming that the representations and warranties of the Company and the Purchasers in the Transaction Documents are true and correct, and assuming compliance by the Company and the Purchasers with their respective covenants and agreements set forth in the Transaction Documents, the offer, sale and delivery of the Initial Notes to the Purchasers under the Note Purchase Agreement do not require registration under the Securities Act of 1933 (it being understood that no opinion is expressed as to any subsequent resale of the Initial Notes) or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

5.                                    The Company is not an “investment company” nor is it controlled by an “investment company”, registered or required to be registered as such, in each case within the meaning of the Investment Company Act of 1940, as amended.

Exhibit 4.4(b)-2

6.                                    Neither the issuance of the Initial Notes nor the application of the proceeds thereof will violate or result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Our opinions are subject to the assumptions and qualifications set forth in Annex A to this opinion letter and do not cover or otherwise address any law or legal issue which is identified in Annex B to this opinion letter.  Our advice on every legal issue addressed in this opinion letter is based exclusively on the internal laws of the State of New York and such federal law of the United States which, in our experience, are normally applicable to general business entities not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents.

We have not undertaken any research for purposes of determining whether the Company or any of the transactions which may occur in connection with the Transaction Documents is subject to any law, rule, regulation or other governmental requirement other than to those laws, rules, regulations and requirements which in our experience would generally be recognized as applicable in the absence of a search by lawyers in New York and, except as otherwise provided in this opinion letter, and none of our opinions covers any such law or other requirement.  We have relied without any independent verification upon: (a) information contained in certificates obtained from governmental authorities; (b) factual information represented to be true in the Transaction Documents; (c) factual information provided to us by the Company, including Annex C; and (d) factual information we have obtained from such other sources as we have deemed reasonable.  We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter, and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our actual knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.  The term “actual knowledge” whenever it is used in this opinion letter with respect to our firm means awareness at the time this letter is delivered on the date it bears by the following Jenner & Block LLP lawyers who have had significant involvement with the negotiation or preparation of the Transaction Documents:  Peter M. Gaines, Michael T. Wolf, Derek A. Higginbotham and Jonathan W. Riley (together, our “Designated Lawyers”).

Our advice on each legal issue addressed in this opinion letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

Exhibit 4.4(b)-3

You may rely upon this opinion letter only for the purpose served by the provision in the Note Purchase Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered.  Without our written consent: (a) no Person other than you and the other Institutional Investor holders from time to time of your Initial Note(s) (any transfer of your Initial Note(s) to an Institutional Investor holder having been made under and in accordance with the Note Purchase Agreement) may rely on this opinion letter for any purpose; (b) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (c) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (d) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block LLP

Exhibit 4.4(b)-4

ANNEX A

For purposes of this opinion letter, we have relied, without investigation, upon each of the following assumptions:

1.                                    each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine;

2.                                    (a) the Company is existing and in good standing under the laws of its jurisdiction of formation, (b) the Company has the requisite power (including, without limitation, under the laws of its jurisdiction of formation) to execute, deliver and perform its obligations under each of the Transaction Documents, and (c) each of the Transaction Documents has been duly authorized by all necessary action on its part and has been duly executed and delivered by it.

3.                                    (a) each Purchaser is existing and in good standing under the laws of its jurisdiction of organization or formation, (b) each Purchaser has the requisite power (including, without limitation, under the laws of its jurisdiction of organization or formation) to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party, (c) each of the Transaction Documents to which a Purchaser is a party has been duly authorized by all necessary action on the part of such Purchaser and has been duly executed and delivered by such Purchaser, (d) each Purchaser has satisfied those legal requirements that are applicable to it to the extent necessary to make the Transaction Documents to which it is a party enforceable against such Purchaser, and (e) each of the Transaction Documents to which a Purchaser is a party constitutes valid and binding obligations of such Purchaser and is enforceable against such Purchaser in accordance with its terms (subject to the qualifications, exclusions and other limitations similar to those applicable to this opinion letter).

4.                                    each Person who has taken any action relevant to any of our opinions in the capacity of director or officer of any Person was duly elected or appointed to that director or officer position of such Person and held that position when such action was taken;

5.                                    there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

6.                                    the conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability;

7.                                    there are no agreements or understandings among the parties to any of the Transaction Documents, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Transaction Documents; and

8.                                    the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

Annex A

We understand that you are separately receiving an opinion from the legal department of the Company with respect to certain of the foregoing assumptions, and we are advised that such opinion contains qualifications.  Our opinions herein stated are based on the assumptions specified in this Annex A and in this opinion and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

Each of our opinions in this opinion letter is subject to:

1.                                    the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws, including (a) Title 11 of the United States Code, as amended (including matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed); (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors; (c) state fraudulent transfer and conveyance laws; and (d) judicially developed doctrines in this area, such as substantive consolidation of entities, recharacterization and equitable subordination;

2.                                    the effect of general principles of equity, whether applied by a court of law or equity, including principles (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made; (b) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement; (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement; (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract; (e) requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement; (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and (g) affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract;

3.                                    the qualification that we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any state, Federal or other laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of any party;

4.                                    the qualification that we express no opinion as to the validity, binding effect or enforceability of any provision of any of the Transaction Documents (i) which requires further agreement by the parties or expressly or impliedly permits any party to take discretionary action which is arbitrary, unreasonable, or capricious, or would violate any implied covenant of good faith or would be commercially unreasonable, whether or not such action is permitted according to the specific terms of any of the Transaction Documents, or (ii) regarding remedies available to any party for violations or breaches which are determined by a court to be nonmaterial or without substantial adverse effect upon the ability of the obligor to perform its material obligations thereunder;

Annex A-2

5.                                    the qualification that any requirement in any of the Transaction Documents specifying that provisions thereof may only be waived in writing may not be binding or enforceable to the extent that a non-executory oral agreement has been created modifying any provision in the Transaction Documents or an implied agreement by trade practice or course of conduct has been created allowing a waiver;

6.                                    the qualification as to the validity, binding effect or enforceability of provisions in the Transaction Documents specifying certain remedies or that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, and/or that the election of a particular remedy does not preclude recourse to one or more others;

7.                                    the effect of rules of law that:  (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness; (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; (c) limit the availability of a remedy under certain circumstances where another remedy has been elected; (d) provide a time limitation after which a remedy may not be enforced; (e) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; (f) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party; (g) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (h) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; and (i) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

8.                                    the qualifications that, to the extent that any opinion relates to the enforceability of the choice of New York law and the choice of New York forum provisions of the Transaction Documents, (i) our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and (ii) such enforceability may be limited by public policy considerations in a jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought; and

9.                                    the qualification that the choice of New York law on the basis of Section 5-1401 of the New York General Obligation Law is only relevant insofar as litigation is brought to enforce the Transaction Documents in the courts of the State of New York, and we have assumed that there is a basis for jurisdiction in such courts.

None of the opinions in this opinion letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents:

Annex A-3

1.                                    waivers of (a) legal or equitable defenses, (b) rights to damages, (c) rights to counter claim or set off,  (d) statutes of limitations, (e) rights to notice, (f) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (g) broadly or vaguely stated rights, and (h) other benefits to the extent they cannot be waived under applicable law;

2.                                    provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages to the extent deemed to be penalties, acceleration of future amounts due (other than principal) without appropriate discount to present value, interest upon interest, and, (to the extent deemed to constitute penalties) late charges, prepayment charges, and increased interest rates upon default;

3.                                    time-is-of-the-essence clauses and other provisions that provide a time limitation after which a remedy may not be enforced;

4.                                    agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts;

5.                                    provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties;

6.                                    provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like;

7.                                    confidentiality and non-competition agreements;

8.                                    provisions requiring the Company to perform its obligations under, or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document; and

9.                                    provisions purporting to prohibit, restrict or condition the assignment of rights under any Transaction Document to the extent such prohibition, restriction or condition is governed by the Uniform Commercial Code.

*     *     *     *

Annex A-4

ANNEX B

Our opinions in the opinion letter do not cover or otherwise address any of the following laws, regulations or other governmental requirements or legal issues:

1.                                    Federal securities laws and regulations (other than with respect to our opinion paragraphs numbered 4 and 5 above);

2.                                    state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

3.                                    Federal Reserve Board margin regulations (other than with respect to our opinion paragraph numbered 6 above);

4.                                    pension and employee benefit laws and regulations (e.g., ERISA);

5.                                    Federal and state laws and regulations concerning filing and notice requirements;

6.                                    compliance with fiduciary duty requirements;

7.                                    the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state, regional or local level) and judicial decisions;

8.                                    any laws, rules, regulations or administrative decisions that might be implicated by reason of the banking or public utilities business or other specifically regulated activities of the Company or any other entity, including but not limited to the statutes and regulations, the administrative decisions and the rules and regulations of state or federal public utilities commissions, state or federal public service commissions, any similar state or federal agency with jurisdiction over the provision of gas, electricity, water, common carrier or telecommunications services by the Company or any similar federal agency (including, without limitation, the Federal Energy Regulatory Commission) or any state or federal agency with jurisdiction over the provision of banking or insurance services;

9.                                    fraudulent transfer and fraudulent conveyance laws;

10.                            Federal and state antitrust and unfair competition laws and regulations;  environmental laws and regulations land use and subdivision laws and regulations; tax laws and regulations; racketeering laws and regulations (e.g., RICO); health and safety laws and regulations (e.g., OSHA); labor laws and regulations;

11.                            Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

Annex B

12.                            Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

13.                            other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

14.                            any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

15.                            the effect of any law, regulation or order which hereafter becomes effective.

As noted in Annex A above, we understand that you are separately receiving an opinion from the legal department of the Company with respect to matters not opined on by us.

*     *    *     *

Annex B-2

ANNEX C

COMPANY SUPPORT CERTIFICATE

March 24, 2011

The undersigned, on behalf of Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), hereby certifies to Jenner & Block LLP, as of the date hereof, that:

1.                                    Introduction.  Jenner & Block LLP has acted as counsel to the Company in connection with the Master Note Purchase Agreement, dated as of March 24, 2011 (together with all exhibits and schedules thereto, collectively, the “Note Purchase Agreement”), among the Company and the Purchasers listed in Schedule A thereto (the “Purchasers”). Section 4.4(b) of the Note Purchase Agreement provides that as a condition precedent to the Note Purchase Agreement being effective, Jenner & Block LLP will deliver an opinion letter to the Purchasers.  The term “Jenner Opinion” whenever it is used in this certificate means the opinion letter which Jenner & Block LLP will actually deliver at the closing in response to such condition precedent.  Each term which is defined or given a special meaning in the Jenner Opinion has the same meaning whenever it is used in this certificate.

2.                                    Purpose.  The Company has provided this certificate in order to provide Jenner & Block LLP with factual information needed by Jenner & Block LLP in order to issue the Jenner Opinion.  The Company has made inquires and investigations reasonably calculated to assure that the information provided in this certificate is accurate and complete, including (i) inquiries of appropriate personnel responsible for legal matters, financial matters and compliance with governmental requirements and (ii) identification and review of relevant documents.  The Company understands that Jenner & Block LLP will not check, audit or otherwise attempt to verify the information in this certificate.  The Company intends and agrees that Jenner & Block LLP may rely upon this certificate and all information provided in this certificate.

3.                                    Secretary’s Certificate.  The information set forth in the certificate of the Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”) (attached hereto), as to certain actions taken by the Board of Directors of the Company on November 16, 2010, as to the titles, incumbency, and specimen signatures of certain officers of the Company and other documentation attached thereto (as further described below), is and has been accurate and complete at all times since prior to the adoption of the resolutions authorizing the transactions specified in the Transaction Documents.

4.                                    Charter.  The copy of the Company’s articles of incorporation (herein called the Company’s “Charter”), in the version certified by the responsible Hawaii governmental office (and attached to the applicable Secretary’s Certificate) is accurate and complete and represents the terms of the Company’s Charter as constituted at all times since the date of the latest amendment thereto indicated in that certificate.

5.                                    Bylaws.  The copy of the Company’s bylaws (herein called the Company’s “Bylaws”) (attached to the Secretary’s Certificate), is accurate

Annex C

and complete and represents the terms of the Company’s Bylaws as constituted at all times since prior to the adoption of the initial resolution authorizing the transactions specified in the Transaction Documents.

6.                                    Good Standing.  It is the Company’s practice to make on a timely basis all filings and tax payments it is required to make under the statute under which it is organized.  All material taxes have been paid, except for taxes contested in good faith and to which adequate reserves have been provided.  The Company has no reason to believe that it is not in existence or good standing in its state of formation.

7.                                    Authorizing Resolutions.

(a)                               The resolutions adopted by the Board of Directors of the Company, and attached to the Secretary’s Certificate, are a complete and accurate copy of resolutions.  The Board of Directors of the Company voted in favor of the resolution.  Each such resolution has not been amended or rescinded and remains in full force and effect on the date hereof.

(b)                              No resolution has been previously adopted by the Board of Directors of the Company, any Committee of any such Board or the equity holders of the Company restricting the Company’s ability to execute, deliver or perform its obligations under the Transaction Documents to which it is a party or impose any higher vote requirement than indicated by its Charter or Bylaws.

8.                                    Authorized Officers.  Each individual who has executed the Transaction Documents or other documents delivered at closing on behalf of the Company was validly appointed to the officership position or other position with the Company indicated in connection with such execution and held that office at the time of such person’s execution and delivery of the Transaction Documents and/or other documents.

9.                                    No Required Governmental Approvals.  The Company does not engage in any banking, insurance, common carrier, broadcasting or gas or electric utility or other regulated activities to a degree which requires it to obtain approval from any governmental authority, other than approvals which have been properly obtained, as a condition to executing or delivering the Transaction Documents to which it is a party or to performing any of its obligations under the Transaction Documents to which it is a party.  The Company is not aware of any filing required to be made or any governmental permit or authorization required to be obtained in connection with the delivery or execution of the Transaction Documents to which it is a party or the performance of its obligations under the Transaction Documents to which it is a party which has not been made or obtained on or prior to the date hereof.

10.                            Intentions Regarding Creditors.  The Company does not have any intent (actual or otherwise) in connection with the transactions contemplated by the Transaction Documents or otherwise to hinder, delay or defraud any present or future creditor.  In addition, the Company (a) is not “insolvent” (within the meaning of Section 101(32) of the Bankruptcy Code of 1978, as amended, or within the meaning of generally accepted accounting principles) nor will it be rendered “insolvent” as a result of such

Annex C-2

transactions, (b) is not engaged nor will it be engaged, nor does it expect to engage in the reasonably foreseeable future in any business or transaction with unreasonably small capital, or (c) does not intend to incur, nor does it expect or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

11.                            Court Orders.  There are no Court Orders binding on the Company which contain any provisions which might be breached or otherwise violated by the Company’s execution or delivery of the Transaction Documents to which it is a party or by the Company’s performance of any of its agreements in the Transaction Documents to which it is a party or which may require the Company to obtain any consent in connection with such execution, delivery or performance.  For purposes of this certificate, the term “Court Order” means any order, writ, injunction, judgment, determination, award or decree of any court or governmental instrumentality that names the Company and is directed to it or its property.

12.                            No Default.  There is no event or circumstance which might constitute a default in the payment of (or in the performance of any obligation applicable to) any indebtedness or material contract or a default under any law or governmental regulation or court decree or order, in any case which default could have a material adverse effect on the business, property, assets or financial condition of the Company or which might impair the ability of the Company to perform any of its obligations under the Transaction Documents to which it is a party or related document or instrument, or the ability of the Company to perform any of its obligations to any material third party.

13.                            No Omissions.  The Company does not know of any other fact or development which indicates that any advice given in the Jenner Opinion is inaccurate or misleading.

14.                            Investment Company Act of 1940.  Hawaiian Electric Industries, Inc. (a) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in securities, (b) has not and is not engaged in, and does not propose to engage in, the business of issuing face-amount certificates of the installment type and has no such certificate outstanding and (c) does not own or propose to acquire investment securities having a value exceeding 40% of the value of the total assets of Hawaiian Electric Industries, Inc. (exclusive of government securities and cash items) on  an unconsolidated basis.  Hawaiian Electric Industries, Inc. is not controlled by any person and no person owns beneficially, either directly or through one or more controlled companies, more than 5% of the voting securities of Hawaiian Electric Industries, Inc.

For the purposes of this paragraph 14, the following terms shall have the following meanings:

“control” means the power to exercise a controlling influence over the management or policies of a company (as such term is hereinafter defined), unless such power is solely the result of an official position with such company.  Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities (as such term is hereinafter defined) of a company

Annex C-3

shall be presumed to control such company.  Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company.  Any such presumption may be rebutted by evidence, but except as otherwise provided in the Investment Company Act of 1940, shall continue until a determination to the contrary made by the Securities and Exchange Commission by order either on its own motion or on application by an interested person.

“employees’ securities company” means any investment company or similar issuer all of the outstanding securities of which (other than short-term paper) are beneficially owned (A) by the employees or persons on retainer of a single employer or of two or more employers each of which is an affiliated company of the other, (B) by former employees of such employer or employers, (C) by members of the immediate family of such employees, persons on retainer or former employees, (D) by any two or more of the foregoing classes of persons, or (E) by such employer or employers together with any one or more of the foregoing classes of persons.

“face-amount certificate of the installment type” means any certificate, investment contract, or other security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

“government security” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

“investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries (as such term is hereinafter defined) of the owner which (i) are not engaged and do not propose to be engaged in any of the activities contemplated by the first sentence of paragraph 14 of this Support Certificate, and (ii) are not relying on the exception from the definition of investment company in paragraph (1) or (7) of subsection (3)(c) of the Investment Company Act of 1940.

“majority-owned subsidiary” of a person means a company 50% or more of the outstanding voting securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a majority-owned subsidiary of such person.

“person” means any natural person or a company.  “Company” means a corporation, partnership, association, joint-stock company, trust, fund, or any organized group of persons whether incorporated or not; or any receiver, trustee in a case under Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

“security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate,

Annex C-4

reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“value” means (i) with respect to securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.  Notwithstanding the fact that market quotations for securities issued by controlled (see definition of control above) companies are available, the board of directors may in good faith determine the value of such securities:  Provided, that the value so determined is not in excess of the higher of market value or asset value of such securities in the case of a majority-owned subsidiaries, and is not in excess of market value in the case of other controlled companies.

“voting security” means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or their equivalent, e.g., general partner of a limited partnership or manager of a limited liability company).

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By:
Name:
Title:

Annex C-5

Exhibit 4.4(c)
To
Note Purchase Agreement

FORM OF OPINION OF SCHIFF HARDIN LLP, SPECIAL COUNSEL FOR THE PURCHASERS

The opinion of Schiff Hardin LLP, special counsel for the Purchasers, called for by Section 4.4(c) of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be reasonably satisfactory in form and substance to each Purchaser, and shall be to the effect that:

1.         The Note Purchase Agreement constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

2.         The Notes being delivered on the date hereof constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

3.         The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and Purchasers delivered in connection with the issuance and sale of the Notes.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the Federal laws of the United States.

Exhibit 4.4(c)

Exhibit S
To
Note Purchase Agreement

HAWAIIAN ELECTRIC INDUSTRIES, INC.

[NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Dated as of [________ ___, 20__]

Re: $[________]%  Series 20[__] Senior Notes

DUE [________ ___, 20__]

Exhibit S

HAWAIIAN ELECTRIC INDUSTRIES, INC.

900 RICHARDS STREET

HONOLULU, HAWAII 96813

$[     ]

[___]% Series [     ] Senior Notes due [_________]

[     ] Supplement to Master Note Purchase Agreement

Dated as of [     ], 20[  ]

To the Purchaser(s) named in

Schedule A hereto:

Ladies and Gentlemen:

This [Number] Supplement (this “[Number] Supplement”) to Master Note Purchase Agreement is between HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (together with any successor thereto that becomes such in the manner prescribed in Section 10.2 of the Note Purchase Agreement hereinafter referred to, the “Company”), and the institutional investors named on Schedule A attached hereto (for purposes of this [Number] Supplement, the “Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement dated as of March 24, 2011 (as amended, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company and the purchasers listed on Schedule A thereto.  All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 2.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchaser(s) as follows:

Exhibit S-2

1.         The Company has authorized the issue and sale of $_______ aggregate principal amount of its _______% Series _________Senior Notes due __________, ____ (the “Series ________ Notes”).  The Series ___________ Notes, together with the Initial Notes issued pursuant to the Note Purchase Agreement [and the Additional Notes issued pursuant to the ___________ Supplement[s] dated [    ], between the Company and the Additional Purchasers referred to therein] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series _________ Notes shall be substantially in the form set out in Exhibit 1 hereto, with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.         Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series ____________ Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.         The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP at 900 Third Avenue, 23rd Floor, New York, New York 10022, at 11:00 A.M. New York, New York time, at a closing (the “Closing”) on _______, ______ or on such other Business Day thereafter on or prior to _______, ________ as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser the Series __________ Notes to be purchased by such Purchaser in the form of a single Series _______ Note (or such greater number of Series ________ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________] at ______________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information].  If, at the Closing, the Company shall fail to tender such Series _________ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this [Number] Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.         The obligation of each Purchaser to purchase and pay for the Series _____ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to the Closing, of the conditions set forth in Section 2.2(b) and Section 4 of the Note Purchase Agreement as though references to the “Initial Notes” were references to the Series ______ Notes and references to the “Closing” were references to the Closing as defined in this [Number] Supplement and to the following additional conditions:

Exhibit S-3

(i)  Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct  as of the date of Closing (except to the extent that any of such representations and warranties expressly refer to an earlier date, in which case such representations and warranties shall be correct as of such earlier date) and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that such condition has been fulfilled; and

(ii)  A Private Placement Number shall have been obtained for the Series __________ Notes.

5.         [Here insert special provisions for Series _______ Notes including prepayment provisions applicable to Series ________ Notes (including Make-Whole Amount) and closing conditions applicable to Series _________ Notes].

6.         Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are correct on the date hereof with respect to the purchase of the Series ______ Notes by such Purchaser.

7.         The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

8.         All references in the Note Purchase Agreement and all other instruments, documents and agreements relating to, or entered into in connection with the foregoing documents and agreements, to the Note Purchase Agreement shall be deemed to refer to the Note Purchase Agreement, as supplemented by this __________ Supplement.

9.         Except as expressly supplemented by this __________ Supplement, all terms and provisions of the Note Purchase Agreement remain unchanged and continue, unabated, in full force and effect and the Company hereby reaffirms its obligations and liabilities under the Note Purchase Agreement.

10.       This __________ Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

11.       Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

12.       All covenants and other agreements contained in this __________ Supplement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective

Exhibit S-4

successors and assigns (including, without limitation, any subsequent holder of a Series _________ Note) whether so expressed or not.

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

* * * * *

[remainder of page intentionally blank]

Exhibit S-5

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By
Name:
Title:

By
Name:
Title:

Accepted as of ________, ____

[VARIATION]

By
Name:
Title:

Signature Page

Schedule A
To
Supplement

INFORMATION RELATING TO PURCHASERS

PRINCIPAL
AMOUNT OF SERIES
	CLOSING	___NOTES TO BE
NAMES AND ADDRESS OF PURCHASER	DATE	PURCHASED

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds, for credit to:

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:

Taxpayer I.D. Number:

Schedule A

Schedule 5.4
To
Supplement

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary[1]	Jurisdiction	Owner	Shares Owned (% of outstanding Capital Stock)

1           “*” indicates a Significant Subsidiary.

Schedule 5.4

Schedule 5.5
To
Supplement

FINANCIAL STATEMENTS

Schedule 5.5

Schedule 5.15
To
Supplement

EXISTING INDEBTEDNESS; FUTURE LIENS

Schedule 5.15

Exhibit A
To
Supplement

SUPPLEMENTAL REPRESENTATIONS

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A (which are intended to supersede the corresponding representations and warranties in the Note Purchase Agreement), each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is correct as of the date hereof with respect to the Series _________ Notes with the same force and effect as if each reference to “Initial Notes” set forth therein was modified to refer the “Series _________ Notes”; each reference to “this Agreement” set forth therein was modified to refer to the Note Purchase Agreement as supplemented by the _________ Supplement to the Note Purchase Agreement; each reference to a particular Schedule set forth therein was modified to refer such Schedule, as set forth in this Exhibit A; and each reference to “Purchasers” (as defined in the Note Purchase Agreement) set forth therein referred to the “Purchasers” (as defined in the ________ Supplement to Note Purchase Agreement).  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented and superseded hereby:

Section 5.3.  Disclosure.  The Company, through its agent[s], [    ], has delivered to each Purchaser a copy of a Private Placement Memorandum dated [  ] relating to the transactions contemplated hereby (the “Offering Memorandum”).  The Offering Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Offering Memorandum (excluding information and market and industry data specifically identified as being from a third party source), the documents, certificates, or other writings delivered to the Purchasers prior to [    ],  by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 to the [Number] Supplement, the Current SEC Reports and the financial statements of the Company listed in Schedule 5.5 to the [Number] Supplement (this Agreement, the Offering Memorandum, such documents, certificates, or other writings, the Current SEC Reports and such financial statements, collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to market or industry data, projected financial information and other forward-looking information, the Company represents and warrants only that such information was prepared in good faith based upon information and assumptions believed to be reasonable at the time.  Except as disclosed in the Disclosure Documents, since December 31, 20[  ], there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a

Exhibit A

whole, except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.  As used in this [Number] Supplement, the term “Current SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 20[  ] filed with the SEC on [  ], all filings made with, or furnished to, the SEC by the Company pursuant to section 13 or 15(d) of the Exchange Act since the end of the year ended December 31, 20[  ] until and including _______ __, 20__, and all amendments and supplements thereto made on or prior to _______ __, 20__.

Section 5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)        Schedule 5.4 to the [Number] Supplement contains (except as noted therein) complete and correct lists, as of the date of such Supplement, of (i) the Company’s Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, and whether or not such Subsidiary constitutes a Significant Subsidiary as of the date of this [Number] Supplement, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)        As of the date of the [Number] Supplement, all of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown on Schedule 5.4 to the [Number] Supplement as being owned by the Company and its Subsidiaries have been validly issued, are, where legally applicable, fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 to the [Number] Supplement or permitted by Section 10.1).

(c)        As of the date of the [Number] Supplement, each Significant Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable: (i) is in good standing under the laws of its jurisdiction of organization and (ii) is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Significant Subsidiary has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)        As of the date of the [Number] Supplement, no Significant Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the [Number] Supplement, the agreements listed on Schedule 5.4 to the [Number] Supplement and customary limitations imposed by banking and/or utility regulations, corporate law or similar statutes) restricting the ability of such Significant Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Significant Subsidiary.

Exhibit A-2

Section 5.5.  Financial Statements.  The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the [Number] Supplement.  The Company’s consolidated financial statements (including, in each case, the related schedules and, where applicable, notes) listed on Schedule 5.5 to the [Number] Supplement fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and to normal year-end audit adjustments).  As of the date of the [Number] Supplement, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on the most recent financial statements listed on Schedule 5.5 to the [Number] Supplement.

Section 5.8.  Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as described in [Schedule 5.8 to the [Number] Supplement/the Disclosure Documents], as of the date of the [Number] Supplement, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary or affecting any property of the Company or any Significant Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)  Neither the Company nor any Significant Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws, ERISA, or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.  Taxes.  The Company and its Significant Subsidiaries have filed all income and other material tax returns and reports that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate actions or proceedings and with respect to which, the Company or a Significant Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Significant Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Significant Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years ended on or prior to December 31, [   ],

Exhibit A-3

except to the extent of net operating losses and credits generated and carried forward for these years.

Section 5.10.  Title to Property; Leases.  The Company and its Significant Subsidiaries have good and sufficient title or valid leasehold interests to their respective properties that individually or in the aggregate are Material, including all such Material properties reflected in the most recent audited balance sheet referred to in Schedule 5.5 to the [Number] Supplement or the most recent balance sheet delivered to the Purchasers pursuant to Section 7.1(a) or Section 7.1(b) or purported to have been acquired by the Company or any Significant Subsidiary after the date of such balance sheet (except as sold or otherwise Disposed of in the ordinary course of business), in each case, free and clear of Liens, except for Permitted Liens.  All such leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.  Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except where the failure to own or possess the same could not reasonably be expected to result in a Material Adverse Effect.

(b)  To the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name, or other right owned by any other Person.

(c)  To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Significant Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name, or other right owned or used by the Company or any of its Significant Subsidiaries, except for such violations that could not reasonably be expected to result in a Material Adverse Effect.

Section 5.13.  Private Offering by the Company.  Prior to the date of this [Number] Supplement, neither the Company nor anyone acting on its behalf has offered the Series ___ Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [___] other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Series ___ Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Initial Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.  Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series ___ Notes to repay existing Indebtedness and for general corporate and working capital purposes of the Company and its Subsidiaries.  No part of the

Exhibit A-4

proceeds from the sale of the Series ___ Notes  hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in Regulation U of the Board of the Governors of the Federal Reserve System.

Section 5.15.  Existing Indebtedness; Future Liens.

(a)  Except as described therein, Schedule 5.15 to the [Number] Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Significant Subsidiaries as of [__________] (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Significant Subsidiaries.  Neither the Company nor any Significant Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Significant Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Significant Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)  Except as disclosed in Schedule 5.15 to the [Number] Supplement, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien, other than a Permitted Lien.

(c)  Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15 to the [Number] Supplement.

Section 5.16.  Foreign Assets Control Regulations, Etc.

(a)  Neither the sale of the Series ___ Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Exhibit A-5

(b)  Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act.

(c)  No part of the proceeds from the sale of the Series ___ Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.19.  Ranking of Obligations.  The Company’s payment obligations under the [Number] Supplement and the Series ___ Notes will, upon issuance of the Series ___ Notes, rank pari passu in right of payment, without preference or priority, with all other outstanding Notes and all other unsecured and unsubordinated Indebtedness of the Company.

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

Exhibit A-6

Exhibit 1
To
Supplement

[FORM OF SERIES ___________ NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR AN EXEMPTION FROM SUCH REGISTRATIONS AND/OR QUALIFICATIONS IS AVAILABLE UNDER SUCH ACT AND SUCH LAWS.  EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE REGISTERED IN ITS NAME (OR THE NAME OF ITS NOMINEE), WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THIS NOTE WAS ISSUED.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

_______ % SERIES ________ SENIOR NOTE DUE ________

No. [_______]	[Date]
$[_______]	PPN: ______

FOR VALUE RECEIVED, the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Hawaii, hereby promises to pay to [_______], or registered assigns, the principal sum of [______] DOLLARS ($[______]) (or so much thereof as shall not have been prepaid) on _______, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of __% per annum from the date hereof, payable [semiannually], on the _____ day of _______ and _______ in each year, commencing with the ______ or ______ next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) [__% above the stated rate] and (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base or “prime rate, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Supplement to the Master Note Purchase Agreement, dated as of March 24, 2011 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement.  This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

Exhibit 1-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By
Name:
Title:

By
Name:
Title:

Exhibit 1-3

Schedule 5.3
To
Supplement

[To come]

Schedule 5.3

Schedule 5.4
To
Supplement

[To come]

Schedule 5.4

Schedule 5.5
To
Supplement

[To come]

Schedule 5.5

Schedule 5.15
To
Supplement

[To come]

Schedule 5.15